                                                                    EXHIBIT 10.2

                                                                  CONFORMED COPY

================================================================================
                                                                  EXECUTION COPY



                                CREDIT AGREEMENT

                            Dated as of July 31, 2003

                                      among

                         WESTLAKE CHEMICAL CORPORATION,
                                as the Borrower,

                      CERTAIN SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                       and

                            THE LENDERS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                     Joint Lead Arranger and Co-Book Manager

                           CREDIT SUISSE FIRST BOSTON,
                                       as
                     Joint Lead Arranger and Co-Book Manager

TABLE OF CONTENTS

Section                                                                                                         Page
-------                                                                                                         ----
THE LENDERS PARTY HERETO..........................................................................................i
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1
         1.01     Defined Terms...................................................................................1
         1.02     Other Interpretive Provisions..................................................................24
         1.03     Accounting Terms...............................................................................24
         1.04     Rounding.......................................................................................25
         1.05     References to Agreements and Laws..............................................................25
         1.06     Times of Day...................................................................................25
ARTICLE II THE COMMITMENTS AND BORROWINGS........................................................................25
         2.01     Loans..........................................................................................25
         2.02     Borrowings, Conversions and Continuations of Loans.............................................27
         2.03     [Intentionally Omitted]........................................................................28
         2.04     Prepayments....................................................................................28
         2.05     [Intentionally Omitted]........................................................................30
         2.06     Repayment of Loans.............................................................................30
         2.07     Interest.......................................................................................31
         2.08     Fees...........................................................................................32
         2.09     Computation of Interest and Fees...............................................................32
         2.10     Evidence of Debt...............................................................................32
         2.11     Payments Generally.............................................................................32
         2.12     Sharing of Payments............................................................................34
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...............................................................34
         3.01     Taxes..........................................................................................34
         3.02     Illegality.....................................................................................35
         3.03     Inability to Determine Rates...................................................................36
         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.........36
         3.05     Funding Losses.................................................................................37
         3.06     Matters Applicable to all Requests for Compensation............................................37
         3.07     Survival.......................................................................................37
ARTICLE IV GUARANTY..............................................................................................38
         4.01     The Guaranty...................................................................................38
         4.02     Obligations Unconditional......................................................................38
         4.03     Reinstatement..................................................................................39
         4.04     Certain Additional Waivers.....................................................................39
         4.05     Remedies.......................................................................................39
         4.06     Rights of Contribution.........................................................................39
         4.07     Guarantee of Payment; Continuing Guarantee.....................................................40
ARTICLE V CONDITIONS PRECEDENT TO BORROWINGS.....................................................................40
         5.01     Conditions of Closing Date and Initial Borrowing...............................................40
         5.02     Conditions to all Borrowings...................................................................44
ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................45
         6.01     Existence, Qualification and Power; Compliance with Laws.......................................45
         6.02     Authorization; No Contravention................................................................45
         6.03     Governmental Authorization; Other Consents.....................................................45
         6.04     Binding Effect.................................................................................46
         6.05     Financial Statements; No Material Adverse Effect...............................................46
         6.06     Litigation.....................................................................................46

         6.07     No Default.....................................................................................47
         6.08     Ownership of Property; Liens...................................................................47
         6.09     Environmental Compliance.......................................................................47
         6.10     Insurance......................................................................................48
         6.11     Taxes..........................................................................................48
         6.12     ERISA Compliance...............................................................................48
         6.13     Subsidiaries...................................................................................49
         6.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................49
         6.15     Disclosure.....................................................................................49
         6.16     Compliance with Laws...........................................................................49
         6.17     Intellectual Property..........................................................................50
         6.18     Solvency.......................................................................................50
         6.19     Tax Shelter Regulations........................................................................50
         6.20     Business Locations.............................................................................50
         6.21     Labor Matters..................................................................................50
         6.22     Nature of Business.............................................................................50
         6.23     Representations and Warranties from Other Loan Documents.......................................51
         6.24     Collateral Documents...........................................................................51
ARTICLE VII AFFIRMATIVE COVENANTS................................................................................51
         7.01     Financial Statements...........................................................................51
         7.02     Certificates; Other Information................................................................52
         7.03     Notices and Information........................................................................53
         7.04     Payment of Obligations.........................................................................54
         7.05     Preservation of Existence, Etc.................................................................54
         7.06     Maintenance of Properties......................................................................54
         7.07     Maintenance of Insurance.......................................................................54
         7.08     Compliance with Laws...........................................................................55
         7.09     Books and Records..............................................................................55
         7.10     Inspection Rights..............................................................................55
         7.11     Use of Proceeds................................................................................55
         7.12     Additional Guarantors..........................................................................56
         7.13     Pledged Assets.................................................................................56
         7.14     Further Assurances.............................................................................56
ARTICLE VIII NEGATIVE COVENANTS..................................................................................57
         8.01     Asset Sales....................................................................................57
         8.02     Restricted Payments............................................................................58
         8.03     Incurrence of Indebtedness and Issuance of Preferred Stock.....................................60
         8.04     Liens..........................................................................................62
         8.05     Dividend and Other Payment Restrictions Affecting Subsidiaries.................................62
         8.06     Merger, Consolidation or Sale of Assets........................................................63
         8.07     Transactions with Affiliates...................................................................63
         8.08     Sale and Leaseback Transactions................................................................65
         8.09     Anti-Layering..................................................................................65
         8.10     Organization Documents; Fiscal Year............................................................65
         8.11     Specified Facilities...........................................................................65
         8.12     Accounts Receivable Facilities.................................................................65
         8.13     Designation of Restricted and Unrestricted Subsidiaries........................................66
         8.14     Collateral Account.............................................................................66
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES........................................................................66
         9.01     Events of Default..............................................................................66
         9.02     Remedies Upon Event of Default.................................................................68

         9.03     Application of Funds...........................................................................68
ARTICLE X ADMINISTRATIVE AGENT...................................................................................69
         10.01    Appointment and Authorization of Administrative Agent..........................................69
         10.02    Delegation of Duties...........................................................................69
         10.03    Liability of Administrative Agent..............................................................69
         10.04    Reliance by Administrative Agent...............................................................70
         10.05    Notice of Default..............................................................................70
         10.06    Credit Decision; Disclosure of Information by Administrative Agent.............................70
         10.07    Indemnification of Administrative Agent........................................................71
         10.08    Administrative Agent in its Individual Capacity................................................71
         10.09    Successor Administrative Agent.................................................................72
         10.10    Administrative Agent May File Proofs of Claim..................................................72
         10.11    Collateral and Guaranty Matters................................................................73
         10.12    Other Agents; Arrangers and Managers...........................................................73
         10.13    Intercreditor Agreement........................................................................73
ARTICLE XI MISCELLANEOUS.........................................................................................74
         11.01    Amendments, Etc................................................................................74
         11.02    Notices and Other Communications; Facsimile Copies.............................................75
         11.03    No Waiver; Cumulative Remedies.................................................................76
         11.04    Attorney Costs, Expenses and Taxes.............................................................76
         11.05    Indemnification by the Borrower................................................................76
         11.06    Payments Set Aside.............................................................................77
         11.07    Successors and Assigns.........................................................................77
         11.08    Confidentiality................................................................................80
         11.09    Set-off........................................................................................80
         11.10    Interest Rate Limitation.......................................................................81
         11.11    Counterparts...................................................................................81
         11.12    Integration....................................................................................81
         11.13    Survival of Representations and Warranties.....................................................81
         11.14    Severability...................................................................................82
         11.15    Tax Forms......................................................................................82
         11.16    Replacement of Lenders.........................................................................83
         11.17    Governing Law..................................................................................83
         11.18    Waiver of Right to Trial by Jury...............................................................84
         11.19    Entire Agreement...............................................................................84

SCHEDULES

         1.01(a)    Existing Indebtedness
         1.01(b)    Existing Liens
         2.01       Commitments and Pro Rata Shares
         6.03       Required Consents, Authorizations, Notices and Filings
         6.10       Insurance
         6.13       Subsidiaries
         6.17       Intellectual Property Matters
         6.20(a)    Real Properties
         6.20(b)    Collateral Locations
         6.20(c)    Chief Executive Office, Jurisdiction of Incorporation,
                    Principal Place of Business
         6.21       Labor Agreements
         11.02      Administrative Agent's Office, Certain Addresses for Notices




EXHIBITS

         1.01       Form of Security Agreement
         2.01       Form of New Commitment Agreement
         2.02       Form of Loan Notice
         7.01       Form of Excess Cash Flow Calculation Certificate
         7.12       Form of Joinder Agreement
         11.07      Form of Assignment and Assumption

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, the "Agreement") is entered into as of July 31, 2003 by and among WESTLAKE CHEMICAL CORPORATION, a Delaware corporation (together with any permitted successors and assigns, the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent (as defined herein).

         The Borrower has requested that the Lenders provide a term loan in an aggregate amount of $120,000,000 for the purposes hereinafter set forth, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01 DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Accounts Receivable Subsidiary" means any Wholly-Owned Subsidiary of the Borrower (i) which is formed solely for the purpose of, and which engages in no substantial activities other than activities in connection with, financing accounts receivable of the Borrower and/or its Restricted Subsidiaries, (ii) which is designated by the Borrower as an Accounts Receivables Subsidiary pursuant to an officers' certificate delivered to the Administrative Agent,
(iii) no portion of Indebtedness or any other obligation (contingent or otherwise) of which is at any time recourse to or obligates the Borrower or any Restricted Subsidiary in any way, or subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (1) representations, warranties and covenants (or, any indemnity with respect to such representations, warranties and covenants) entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary or (2) any guarantee of any such accounts receivable financing by the Borrower or any Restricted Subsidiary that is permitted to be incurred pursuant to Sections 8.02 and 8.03, (iv) with which neither the Borrower nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable in accordance with Section 8.12 and fees payable in the ordinary course of business in connection with servicing accounts receivable and
(v) with respect to which neither the Borrower nor any Restricted Subsidiary has any obligation (a) to subscribe for additional Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary in accordance with Section
8.12 or (b) to maintain or preserve the solvency, any balance sheet term, financial condition, level of income or results of operations thereof.

         "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien that, at the time of acquisition of an asset by such specified Person, encumbers such asset.

         "Additional Commitment" means, with respect to any Lender which executes a New Commitment Agreement in accordance with Section 2.01(b), the commitment of such Lender in an aggregate principal amount up to the amount specified in such New Commitment Agreement to make Tranche B Term Loans in accordance with the provisions of Section 2.01.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" has the meaning assigned to such term in the heading hereof.

         "Applicable Rate" means, (a) with respect to Base Rate Loans, 2.75% and
(b) with respect to Eurodollar Loans, 3.75%.

         "Asset-Based Facility" means the senior secured revolving credit agreement dated as of the Closing Date among the Borrower, the guarantors named therein, Bank of America, N.A., Banc of America LLC and the lenders named therein providing for a revolving credit facility with availability of up to $200,000,000, subject to borrowing base limitations, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Asset Sale" means (a) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole will also be subject to Section 8.06 and Section 9.01(m) and not by the provisions of Section 8.01; and (b) the issuance of Equity Interests in any Restricted Subsidiary or the sale by any Consolidated Party of Equity Interests in any of its Subsidiaries or Joint Ventures. Notwithstanding the preceding sentence, none of the following items will be deemed to be an Asset Sale: (i) any single transaction or series of related transactions (to the extent not involving Collateral) for which the Borrower or its Restricted Subsidiaries receive aggregate consideration of less than $15,000,000; (ii) a transfer of assets between or among the Loan Parties; (iii) a transfer of assets between or among Consolidated Parties that are not Loan Parties;

(iv) an issuance of Equity Interests by a Restricted Subsidiary to another Consolidated Party; (v) the sale or lease of products, services, accounts receivable, rolling stock, barges, pipeline capacity or chemical products in the ordinary course of business; (vi) except to the extent such transaction (or series or related transactions) involves Collateral having a net book value of more than $5,000,000, any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business; (vii) a sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable and/or related assets to an Accounts Receivable Subsidiary in connection with any Receivables Facility;
(viii) the sale or other disposition of cash or Cash Equivalents; or (ix) a Restricted Payment that does not involve the sale, lease, conveyance or other disposition of Collateral and does not violate Section 8.02.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit 11.07, and shall include, in the case of the initial assignments of portions of Tranche B Term Loan B by the sole initial Lender, one or more master assignments and assumption agreements to effect assignments to multiple assignees substantially on the terms of the form of Assignment and Assumption set forth in Exhibit 11.07.

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended on may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implied in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

         "Audited Financial Statements" means the audited consolidated and consolidating balance sheet of the Borrower and its Restricted Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Restricted Subsidiaries, including the notes thereto.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "BAS" means Banc of America Securities LLC.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Borrower" has the meaning specified in the heading hereof.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Businesses" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

         "Capital Lease Obligations" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (a) Dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one-year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of "B" or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within nine months after the date of acquisition; and (f) investments in any Dollar denominated money market fund as defined by Rule 2a-7 under the Investment Company Act of 1940.

         "Casualty Proceeds" shall have the meaning assigned to such term in
Section 7.07(b).

         "Change of Control" means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal; (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares, other than in any transaction that complies with clause (d) herein; (d) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or (e) after an initial public offering of the Borrower or any direct or indirect parent of the Borrower, the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors.

         "Closing Date" means the first date all the conditions precedent in
Section 5.01 are satisfied or waived in accordance with Section 5.01.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means a collective reference to all real and personal Property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

         "Collateral Account" means the deposit account maintained by the Borrower with the Administrative Agent (and subject to the security interest of the Administrative Agent) into which Net Proceeds from Asset Sales of Collateral and Casualty Proceeds from Involuntary Dispositions affecting Collateral shall be deposited pending final application of such proceeds in accordance with the terms of this Agreement.

         "Collateral Documents" means a collective reference to the Security Agreement, the Mortgage Instruments and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.13.

         "Commitment" means, as to each Lender, the Tranche B Term Loan Commitment of such Lender.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication: (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including any provision for taxes on the Net Income of any Joint Venture that is a pass-through entity for federal income tax purposes, to the extent such taxes are paid or payable by such Person or any of its Restricted Subsidiaries, provided, however, that such provision for taxes shall only be equal to such Person's proportional share in the Joint Venture), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (c) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus (d) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus (e) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Borrower will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Borrower only to the extent that a corresponding amount would be permitted at the date of determination to be distributed as a dividend to the Borrower by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; (b) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (c) the cumulative effect of a change in accounting principles will be excluded; and (d) notwithstanding clause (a) above, the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

         "Consolidated Parties" means a collective reference to the Borrower and its Restricted Subsidiaries, and "Consolidated Party" means any one of them.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Borrower who (a) was a member of such board of directors on the Closing Date or (b) was nominated for election or elected or appointed to such board of directors with the approval of, or whose nomination for election by the stockholders was approved by, a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, appointment or election.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate" set forth in this Section 1.01.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.02. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Restricted Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Eligible Assignee" has the meaning specified in Section 11.07(g).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA if such termination could reasonably be expected to have a Material Adverse Effect, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in

         Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 9.01.

         "Excess Cash Flow" means, for any fiscal year, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as reported in the financial statements delivered pursuant to Section 7.01(a) and as determined in accordance with GAAP, an amount (rounded to the nearest $1,000,000) equal to the sum (without duplication) of (a) net cash provided by operating activities, after excluding the impact of changes in any Receivables Facility, minus (b) capital expenditures (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed with Indebtedness (other than Indebtedness under the Asset-Based Facility)), minus (c) the aggregate principal amount of the Loans repaid or prepaid (whether voluntary or mandatory) during such period.

         "Excess Cash Flow Payment Date" means, with respect to any fiscal year of the Borrower beginning with the fiscal year ending December 31, 2004, the tenth Business Day following the 90th day after the end of such fiscal year; provided, however, if on such date, Availability (after giving effect to the prepayment required by Section 2.04(b)(i)) is less than $50,000,000 or the Fixed Charge Coverage Ratio is less than 1.0 to 1.0, then the "Excess Cash Flow Payment Date" shall be the earlier of (a) the third Business Day thereafter that Availability (after giving effect to the prepayment required by Section 2.04(b)(i)) is at least $50,000,000 and the Fixed Charge Coverage Ratio is at least 1.0 to 1.0 and (b) the date that the prepayment described in Section 2.04(b)(iii) is otherwise permitted under the Asset-Based Facility. For purposes of this definition, the terms "Availability" and "Fixed Charge Coverage Ratio" shall have the meanings assigned thereto in the Asset-Based Facility (as in effect on the Closing Date).

         "Exchange Act" means the Security Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Existing Financings" means (a) that certain Third Amended and Restated Revolving Credit Agreement dated as of June 21, 2002 between the Borrower, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, (b) that certain Second Amended and Restated Term Loan Agreement dated as of June 21, 2002 between the Borrower, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, (c) that certain Amended and Restated Note Agreement dated as of June 21, 2002, between the Borrower and the noteholders party thereto and
(d)the accounts receivable facility originally evidenced by that certain Receivables Transfer Agreement by and among Park Avenue Receivables Corporation, Westlake AR Corporation, Westlake Management Services, Inc., and The Chase Manhattan Bank, dated as of October 29, 1997, and the other agreements related thereto.

         "Existing Indebtedness" means the Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under this Agreement) in existence on the Closing Date and set forth on Schedule 1.01(a), including all reimbursement obligations with respect to letters of credit outstanding as of that date, in each case until such amounts are repaid.

         "Fair Market Value" means the price that could be negotiated in an arm's-length transaction between a willing buyer and a willing seller not involving distress or necessity of either party, determined in good faith by the board of directors of the Borrower (unless otherwise provided in this Agreement).

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated June 26, 2003, among the Borrower, the Administrative Agent and BAS.

         "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period; (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded; (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; (d) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; (e) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of: (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
(b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (c) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary of the Borrower, times (i) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. However, interest payments on Indebtedness of a Joint Venture shall, in each case, not be deemed Fixed Charges of the Borrower or any Restricted Subsidiary as of any date of determination when such Indebtedness is not considered Indebtedness of the Borrower or any Restricted Subsidiary.

         "Foreign Lender" has the meaning specified in Section 11.15(a)(i).

         "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fully Satisfied" means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash and (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "General Partner" means a Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries that has no assets and conducts no operations other than its ownership of a general partnership interest in a Joint Venture.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantors" means a collective reference to the Persons identified as "Guarantors" on the signature pages hereto, and each other Person that subsequently becomes a Guarantor by executing a Joinder Agreement as contemplated by Section 7.12, and "Guarantor" means any one of them.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements (other than with respect to the obligations of a Joint Venture, solely by virtue of a Restricted Subsidiary being the General Partner of such Joint Venture if, as of the date of determination, no payment on such Indebtedness has been made by such General Partner of such Joint Venture and such arrangement would not be classified and accounted for, in accordance with GAAP, as a liability on a consolidated balance sheet of the Borrower), or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Obligations" means with respect to any specified Person, the obligations of such Persons under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rate risk and (c) other agreements on arrangements designed to protect such Person against fluctuations in currency exchange rates, currency values or commodity prices.

         "Indebtedness" means, with respect to any specified Person, without duplication, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent: (a) in respect of borrowed money,
(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (c) in respect of banker's acceptances, (d) representing Capital Lease Obligations on Attributable Debt in respect of sale and leaseback transactions, (e) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired, or (f) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued within original issue discount; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness, and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (A) the Fair Market Value of such assets at the date of determination, and (B) the amount of the Indebtedness of the other Person.

         "Indemnified Liabilities" has the meaning set forth in Section 11.05.

         "Indemnitees" has the meaning set forth in Section 11.05.

         "Intellectual Property" has the meaning set forth in Section 6.17.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the Closing Date among the Administrative Agent, on behalf of itself and the Lenders, and the administrative agent under the Asset-Based Facility, on behalf of itself and the lenders thereunder, as amended, modified, restated or supplemented from time to time.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "Investment Grade" means a rating of Baa3 or better by Moody's and BBB-or better by S&P (or, if either such entity ceases to rate the Senior Notes for reasons outside of the control of the Borrower, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Borrower as a replacement agency).

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, loans, fees, compensation and advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" excludes trade credit and accounts receivable in the ordinary course of business and reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of the Borrower or any of its Restricted Subsidiaries. If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Borrower's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 8.02. The acquisition by the Borrower or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Restricted Subsidiary in such third Person in an amount equal to the

Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section
8.02. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

         "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

         "Involuntary Disposition Prepayment Event" means, with respect to any Involuntary Disposition affecting the Collateral, the failure of the Loan Parties to apply (or cause to be applied) an amount equal to the Casualty Proceeds of such Involuntary Disposition, if any, either (a) to prepay the Loans or (b) to repair or replace the Property affected by such Involuntary Disposition, in each case within 300 days following receipt by a Consolidated Party of the Casualty Proceeds of such Involuntary Disposition as required by
Section 7.07(b).

         "IRS" means the United States Internal Revenue Service.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.

         "Joint Venture" means any joint venture between the Borrower and/or any Restricted Subsidiary and any other Person, and such joint venture is: (a) owned 50% or less by the Borrower and/or any of its Restricted Subsidiaries; and (b) not directly or indirectly Controlled by or under direct or indirect common Control of the Borrower and/or any of its Restricted Subsidiaries.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, any Person which becomes a Lender by executing a New Commitment Agreement pursuant to Section 2.01(b), and their successors and assigns, and "Lender" means any one of them.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option on other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Limited Recourse Stock Pledge" means the pledge of Equity Interests in any Joint Venture or Unrestricted Subsidiary to secure Non-Recourse Debt of such Joint Venture or such Unrestricted Subsidiary, which pledge is made by a Restricted Subsidiary of the Borrower, the activities of which are limited to making and managing Investments, and owning Equity Interests, in such Joint Venture or Unrestricted Subsidiary, but only for so long as its activities are so limited.

         "Loan" means any extension of credit by a Lender to the Borrower under
Article II in the form of a Tranche B Term Loan.

         "Loan Documents" means this Agreement, each Note, each Joinder Agreement, the Collateral Documents and the Fee Letter.

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse effect on the Collateral (or the value thereof).

         "Maturity Date" means July 31, 2010.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgage Instruments" shall have the meaning assigned such term in
Section 5.01(d).

         "Mortgage Policies" shall have the meaning assigned such term in
Section 5.01(d).

         "Mortgaged Properties" shall have the meaning assigned such term in
Section 5.01(d).

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (i) any Asset Sale or any disposition pursuant to a sale and leaseback transaction or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be paid to holders of minority interests in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale, (d) amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the asset or assets that were the subject of such Asset Sale, or which must by the terms of such Lien or by applicable Law be repaid out of the proceeds of such Asset Sale, (e) all payments made with respect to liabilities directly associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, and (f) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Commitment Agreement" has the meaning assigned to such term in
Section 2.01(b).

         "Non-Recourse Debt" means Indebtedness (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries, other than the Equity Interests of a Joint Venture that is not a Restricted Subsidiary or of an Unrestricted Subsidiary pledged by the Borrower or any of its Restricted Subsidiaries as a Limited Recourse Stock Pledge.

         "Note" or "Notes" has the meaning specified in Section 2.10(a).

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Parent" means Westlake Polymer and Petrochemical, Inc., a Delaware corporation.

         "Pari Passu Indebtedness" means, in the case of the Obligations, any senior Indebtedness of the Loan Parties.

         "Participant" has the meaning specified in Section 11.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Business" means the petrochemical, chemicals, and vinyls or plastic fabrications business and any other businesses related, incidental, complementary or ancillary thereto.

         "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the Borrower's initial public offering of common stock, provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Borrower that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

        "Permitted Investments" means (a) any Investment in any Loan Party; (b) any Investment in Cash Equivalents; (c) any Investment by the Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Loan Party or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Loan Party; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 8.01; (e) any acquisition of assets or Capital Stock solely in exchange for the, or out of the net cash proceeds of a substantially concurrent, issuance of Equity Interests (other than Disqualified Stock) of the Borrower; (f) any Investments received in settlement, compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates; (g) Investments represented by Hedging Obligations; (h) loans or advances to employees made in the ordinary course of business of the Borrower or the Restricted Subsidiary in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding; (i) Investments in an Accounts Receivable Subsidiary that, as conclusively determined by the board of directors of the Borrower, are necessary or advisable to effect a Receivables Facility;
(j) Limited Recourse Stock Pledges; (k) additional Investments in a Subsidiary holding an interest in Suzhou Huasu Plastics Co. Ltd. in an aggregate amount not to exceed $8,500,000; (l) Investments in Joint Ventures in an aggregate amount not to exceed $25,000,000; and (m) other Investments in any Person (excluding contributions of Collateral to such Person) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding not to exceed $10,000,000.

         "Permitted Liens" means:

         (a) Liens on assets of any Loan Party (other than Collateral) securing Pari Passu Indebtedness that is permitted by this Agreement to be incurred and/or securing Hedging Obligations related thereto;

         (b)      Liens in favor of any Loan Party;

         (c) Liens on property of a Person existing at the time such Person becomes a Subsidiary or is merged with or into or consolidated with the Borrower or any Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Subsidiary or that becomes a Subsidiary;

         (d) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Borrower or any Subsidiary, provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

         (e) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 8.03 covering only the assets acquired with or financed by such Indebtedness;

         (f) Liens existing on the Closing Date and set forth on Schedule
1.01(b);

         (g) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business; provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

         (h) Liens created by the Loan Documents;

         (i) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business, consistent with past practices, which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

         (j) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Code, including, without limitation, liens as a cash collateral account securing existing reimbursement obligations with respect to a letter of credit issued pursuant thereto;

         (k) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement;

         (l) Liens on assets of the Borrower or any Restricted Subsidiary arising as a result of a sale and leaseback transaction with respect to such assets; provided that the proceeds from such sale and leaseback transaction are applied to the repayment of Indebtedness or acquisition of assets or the making of capital expenditures pursuant to Section 8.01(b) or 8.01(c), as applicable;

         (m) Liens (on assets other than the Collateral Account, real property, fixtures and equipment) that secure the Asset-Based Facility, which to the extent that such Liens attach to Collateral, are subject to the Intercreditor Agreement;

         (n) the interest of a lessor or licensor under an operating lease or license under which the Borrower or any of its Restricted Subsidiaries are lessee, sublessee, or licensee, including protective financing statement filings;

         (o) Limited Recourse Stock Pledges;

         (p) Liens encumbering customary initial deposits and margin deposits, netting provisions and setoff rights, in each case securing Indebtedness under Hedging Obligations;

         (q) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred by this Agreement; provided, however, that: (i) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

         (r) Liens on accounts receivable and related property deemed to arise in connection with any Receivables Facility; and

         (s) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary with respect to obligations that do not exceed $10,000,000 at any one time outstanding.

         "Permitted Payments to Parent" means, without duplication as to amounts: (a) payments to the Parent to permit the Parent to pay when due, or the incurrence by the Borrower or any Restricted Subsidiary of expenses on behalf of Parent with respect to, reasonable accounting, legal and administrative expenses of the Parent, in an aggregate amount not to exceed $1,000,000 million per annum; and (b) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with the Parent, payments to the Parent in the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Subsidiaries from other taxable years.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that (a) the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount outstanding, or in the case of a revolving line of credit, available (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Obligations on subordination terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Principals" means T.T. Chao, his descendents, including by adoption, and the spouses of any such individuals.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Principal Amortization Payment" means a principal payment on the Tranche B Term Loan as set forth in Section 2.06.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Pro Rata Share" means as to each Lender, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Term Loan at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Real Properties" means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by the Consolidated Parties at such time.

         "Receivables Facility" means one or more receivables financing facilities or arrangements, as amended from time to time, pursuant to which the Borrower or any of its Restricted Subsidiaries sells (including a sale in exchange for a promissory note of or Equity Interest in an Accounts Receivable Subsidiary) its accounts receivable, related assets and the provision of billing, collection and other services in connection therewith, in each case to an Accounts Receivable Subsidiary.

         "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not the Borrower or a Restricted Subsidiary in connection with, any Receivables Facility.

         "Register" has the meaning set forth in Section 11.07(c).

         "Related Party" means (a) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal or (b) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (a).

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Lenders" means, at any time, Lenders holding in the aggregate more than 50% of the outstanding Loans. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" means (a) the declaration or payment of any dividend or the making of any other distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or to the Borrower or a Restricted Subsidiary); (b) the purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) of any Equity Interests of the Borrower or any direct or indirect parent of the Borrower; (c) any payment on or with respect to, or purchase, redemption, defeaseance or other acquisition or retirement for value of, any Indebtedness of any Loan Party that is contractually subordinated to the Obligations (excluding any intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries), except a payment of interest or principal at or after the Stated Maturity of such interest or principal; (d) any Restricted Investment; or (e) any voluntary, optional or other non-scheduled payment, prepayment, redemption, acquisition for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of such the Borrower or any of its Restricted Subsidiaries (other than Indebtedness under the Loan Documents or the Asset-Based Facility) (in each case, whether or not mandatory).

         "Restricted Subsidiary" of a Person means any Subsidiary of the such Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, each reference to a "Restricted Subsidiary" shall refer to a Subsidiary of the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Agreement" means the security and pledge agreement in the form of Exhibit 1.01 dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

         "Senior Note" means any one of the 8 3/4 % Notes due 2011 issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Indenture, as such Senior Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "Senior Note Indenture" means the Indenture, dated as of the Closing Date, by and among the Borrower and the Senior Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "Senior Noteholder" means any one of the holders from time to time of the Senior Notes.

         "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Specified Facilities" means the Calcasieu Parish, Louisiana ethylene, styrene and polyethylene facilities and the Marshall County, Kentucky ethylene, chlor-alkali, vinyl chloride monomer and polyvinyl chloride facilities.

         "Specified Permitted Liens" means Liens of the type described in clauses (d), (e), (f), (g), (h), (m) and (n) of the definition of "Permitted Liens".

         "Stated Maturity" means, with respect to any installment of interest on principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest on principal prior to the date originally scheduled for the payment thereof.

         "Styrene Plant Sale" means an Asset Sale of the plant, properties and equipment comprising the styrene manufacturing facility located in Calcasieu Parish, Louisiana and owned by Westlake Styrene Corporation.

         "Subsidiary" means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Tranche B Term Loan" has the meaning specified in Section 2.01(b).

         "Tranche B Term Loan Commitment" means, as to each Lender, its obligation to make its portion of the Tranche B Term Loan to the Borrower pursuant to Section 2.01(a), in the principal amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption or New Commitment Agreement, as applicable, pursuant to which such Lender becomes a party hereto. The aggregate principal amount of the Tranche B Term Loan Commitments of all of the Lenders as in effect on the Closing Date is ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000) and may be increased from time to time in accordance with Section 2.01(b).

         "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unrestricted Subsidiary" means (i) any Accounts Receivable Subsidiary,
(ii) Westlake International Investments Corporation, a British Virgin Islands corporation, (iii) any Subsidiary of an Unrestricted Subsidiary and (iv) any other Subsidiary of the Borrower that is designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (A) has no Indebtedness other than Non-Recourse Debt; (B) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (C) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (D) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the board resolution of the Borrower giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 8.02. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred by Section 8.03, an Event of Default shall exist. The board of directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 8.03, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, times (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment times (b) the then outstanding principal amount of such Indebtedness.

         "Wholly-Owned Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

1.02 OTHER INTERPRETIVE PROVISIONS.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                           (ii) Article, Section, Exhibit and Schedule
                  references are to the Loan Document in which such reference appears.

                           (iii) The term "including" is by way of example and
                  not limitation.

                           (iv) The term "documents" includes any and all
                  instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 ACCOUNTING TERMS.

         (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the

Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 ROUNDING.

         Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 TIMES OF DAY.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).


                                   ARTICLE II
                         THE COMMITMENTS AND BORROWINGS

2.01 LOANS.

         (a) Tranche B Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the "Tranche B Term Loan") to the Borrower on the Closing Date (or on the effective date of any increase in the Tranche B Term Loan Commitment pursuant to Section 2.01(b), as applicable) in an amount not to exceed such Lender's Tranche B Term Loan Commitment. Amounts repaid on the Tranche B Term Loan may not be reborrowed. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (b) Increases of the Tranche B Term Loan Commitments. The Borrower shall have the right upon at least fifteen (15) Business Days' prior written notice to the Administrative Agent to increase the Tranche B Term Loan Commitments by up to $50,000,000 in the aggregate, in a single increase, at any time and from time to time during the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

                  (i) no Default exists on the date on which such increase is to become effective;

                  (ii) the representations and warranties set forth in Article VI of this Agreement shall be true and correct in all material respects on and as of the date on which such increase is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

                  (iii) such increase shall be an integral multiple of $1,000,000 and shall in no event be less than $5,000,000;

                  (iv) such requested increase shall be effective on such date only to the extent that, on or before such date, (A) the Administrative Agent shall have received and accepted a corresponding amount of Additional Commitment(s) pursuant to a commitment letter(s) reasonably acceptable to the Administrative Agent from one or more lenders reasonably acceptable to the Administrative Agent and, with respect to any lender that is not at such time a Lender hereunder, the Borrower,
         (B) each such lender has executed an agreement in the form of Exhibit
         2.01 (hereto (each such agreement a "New Commitment Agreement"), accepted in writing therein by the Administrative Agent and, with respect to any lender that is not at such time a Lender hereunder, the Borrower, with respect to the Additional Commitment of such lender and
         (C) the Administrative Agent shall have received from the Borrower a Loan Notice with respect to the funding of such Additional Commitment;

                  (v) the Borrower shall have paid to each Lender (that is a Lender prior to giving effect to such Additional Commitment(s)) an amount equal to the product of (A) the amount of such Lender's Commitment (prior to giving effect to such Additional Commitment(s)) multiplied by (B) the weighted average (expressed as a percentage and determined as of the date of payment thereof) of the commitment, upfront and/or other similar fees paid by the Loan Parties in respect of any Additional Commitment(s) pertaining to any such increase;

                  (vi) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower) it may reasonably request relating to the corporate or other necessary authority for and the validity of such increase in the Aggregate Revolving Commitments, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and

                  (vii) the Borrower shall have purchased additional title insurance with respect to the Mortgaged Properties such that after giving effect to the funding of such Additional Commitment, the amount of title insurance on the Mortgaged Properties shall not be less than the outstanding amount of the Loans.

         Upon the effectiveness of the increase in the Tranche B Term Loan Commitments pursuant to this Section 2.01(b), (i) the Pro Rata Shares of each Lender shall be automatically adjusted to give effect to such increase, provided that the amount of each Lender's Tranche B Term Loan Commitment (other than a Lender whose Tranche B Term Loan Commitment shall have been increased in connection with such increase) shall remain unchanged, (ii) the Borrower, the Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Tranche B Term Loans to conform the respective amounts thereof held by each Lender to the respective Pro Rata Shares, as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Tranche B Term Loan that is a Eurodollar Rate Loan on a day other than the last day of the Interest Period applicable thereto and (iii) beginning with the date of the next Principal Amortization Payment next succeeding the date of such increase, the amount of each Principal Amortization Payment on the Tranche B Term Loans shall be increased by the minimum amount that, when allocated ratably (based on outstandings) among all of the Lenders holding Tranche B Term Loans immediately after giving effect to such increase in the Tranche B Term Loan Commitments, would provide (assuming all other things to be equal) for each of the Lenders holding Tranche B Term Loans immediately prior to giving effect to such increase in the Tranche B Term Commitments to receive in connection with such Principal Amortization Payment an amount at least equal to the amount that such Lender would have received had such increase in the Tranche B Term Loan Commitments (and the corresponding adjustment to such Principal Amortization Payment pursuant to this Section 2.01(b)) not taken place.

         At such time as the Borrower has received and accepted Additional Commitments in an aggregate amount equal to $50,000,000, the Borrower's ability to solicit and accept commitments pursuant to this Section 2.01(b) shall terminate.

2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the irrevocable notice from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than 11:00 a.m.
(i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower on behalf of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Borrowing, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

         (c) Subject to Section 3.05, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans having Interest Periods greater than one month without the consent of the Required Lenders. During the existence of an Event of Default, no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than four (4) Interest Periods in effect with respect to the Tranche B Term Loan.

2.03 [INTENTIONALLY OMITTED].

2.04 PREPAYMENTS.

         (a) Voluntary Prepayments of Loans.

                  (i) General. The Borrower may, upon notice to the Administrative Agent, at any time after the first anniversary of the Closing Date (i) voluntarily prepay Base Rate Loans in whole or in part without premium or penalty, and (ii) subject to Section 3.05 hereof, voluntarily prepay Eurodollar Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (D) any prepayment of the Tranche B Term Loan shall be applied to remaining Principal Amortization Payments in inverse order of maturities thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

                  (ii) Certain Prepayments Permitted Prior to First Anniversary of the Closing Date. Notwithstanding the foregoing clause (i), the Borrower shall be permitted to prepay up to 35% of the outstanding principal of the Tranche B Term loan prior to the first anniversary of the Closing

         Date with the net proceeds from the issuance of Capital Stock by the Borrower subject to the satisfaction of the following conditions:

                           (A) after giving effect to such prepayment, the
                  outstanding principal amount of the Tranche B Term Loan shall not be less than the sum of (1) $65,000,000 plus (2) 65% of all Additional Commitments that have been funded;

                           (B) such prepayment occurs not later than 90 days
                  after the date of such issuance of Capital Stock; and

                           (C) such prepayment shall be subject to an additional
                  premium equal to the amount of such prepayment multiplied by 1%.

         (b) Mandatory Prepayments.

                  (i) Excess Cash Flow. If Excess Cash Flow for any fiscal year is at least $2,000,000 then on the Excess Cash Flow Payment Date for such fiscal year, the Borrower shall prepay the Loans in an amount equal to 50% of such Excess Cash Flow (such prepayment to be applied as set forth in clause (iv) below).

                  (ii)              (A) Asset Sales.

                                            (1) Collateral. Within 5 days after
                                    the receipt of any Net Proceeds from an
                                    Asset Sale of Collateral (but subject to the applicable reinvestment provisions of
                                    Section 8.01(c), if any), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Proceeds of the related Asset Sale (such prepayment to be applied as set forth in clause (iv) below). In connection with any such prepayment, the Borrower shall deliver to the Administrative Agent a notice of such prepayment together with a certificate of a Responsible Officer, on behalf of the Borrower, setting forth in reasonable detail the calculation of the Net Proceeds from the related Asset Sale; the Borrower will also endeavor to provide such documentation to the Administrative Agent at least three days notice prior to such prepayment.

                                            (2) Other Assets. Immediately upon
                                    the failure of the Loan Parties to apply (or cause to be applied) the Net Proceeds of any Asset Sale of assets other than Collateral in the manner contemplated by the terms of
                                    Section 8.01(b), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Proceeds of the related Asset Sale not applied (or caused to be applied) by the Loan Parties in the manner contemplated by the terms of Section 8.01(b) (such prepayment to be applied as set forth in clause (iv) below). In connection with any such prepayment, the Borrower shall deliver to the Administrative Agent a notice of such prepayment together with a certificate of a Responsible Officer, on behalf of the Borrower, setting forth in reasonable detail the calculation of the Net Proceeds from the related Asset Sale.

                                    (B) Involuntary Dispositions. Immediately
                           upon the occurrence of an Involuntary Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Casualty Proceeds of the related

                           Involuntary Disposition (such prepayment to be applied as set forth in clause (iv) below). In connection with any such prepayment, the Borrower shall deliver to the Administrative Agent a notice of such prepayment together with a certificate of a Responsible Officer, on behalf of the Borrower, setting forth in reasonable detail the calculation of the Casualty Proceeds from the related Involuntary Disposition; the Borrower will also endeavor to provide such documentation to the Administrative Agent at least three days notice prior to such prepayment.

                  (iii) Certain Issuances of Equity. If, prior to the first anniversary of the Closing Date, the Borrower elects to prepay any portion of the Senior Notes with the net proceeds from the issuance of Capital Stock by the Borrower, the Borrower shall immediately make a ratable prepayment of the Loans (but in no event shall such prepayment exceed 35% of the outstanding principal of the Tranche B Term Loan) which prepayment shall comply with clauses (A) through (C) of Section 2.04(a)(ii) (such prepayment to be applied as set forth in clause (iv) below).

                  (iv) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.04(b) shall be applied to prepay the Tranche B Term Loan (to remaining Principal Amortization Payments in inverse order of maturities thereof). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.04(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (v) Prepayment Account. If the Borrower is required to make a mandatory prepayment of Eurodollar Rate Loans under this Section 2.04(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent, as instructed by the Borrower, in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

2.05 [INTENTIONALLY OMITTED].

2.06 REPAYMENT OF LOANS.

         The Borrower shall repay the outstanding principal amount of the Tranche B Term Loan in consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.04 or as the result of an increase in the amount of the Tranche B Term Loan Commitments pursuant to Section 2.01(b)), unless accelerated sooner pursuant to Section 9.02:

                                    PRINCIPAL AMORTIZATION
                                   PAYMENT (EXPRESSED AS A
         PAYMENT DATE             PERCENTAGE OF THE TRANCHE
  (THE LAST BUSINESS DAY OF             B TERM LOAN
    EACH OF THE FOLLOWING            COMMITMENT ON THE
            MONTHS)                     CLOSING DATE)
 -----------------------------    --------------------------
      September, 2003,
   December, 2003, March,
    2004 and June, 2004                     0.25%

      September, 2004,
   December, 2004, March,
     2005 and June, 2005                    0.25%

      September, 2005,
   December, 2005, March,
     2006 and June, 2006                    0.25%

      September, 2006,
   December, 2006, March,
     2007 and June, 2007                    0.25%

      September, 2007,
   December, 2007, March,
     2008 and June, 2008                    0.25%

      September, 2008,
   December, 2008, March,
     2009 and June, 2009                    0.25%

      September, 2009,
    December, 2009 and
        March, 2010                        23.50%

       Maturity Date                      Balance


2.07 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08 FEES.

         (a) The Borrower shall pay to the BAS and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         (b) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except as expressly provided in such writing.

2.09 COMPUTATION OF INTEREST AND FEES.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

2.10 EVIDENCE OF DEBT.

         (a) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note (a "Note") which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 SHARING OF PAYMENTS.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.


                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 TAXES.

         (a) Any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions,
(iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and
(iv) within 30 days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor (which demand shall be accompanied by a certificate of the type described in Section 3.06(a)).

3.02 ILLEGALITY.

         If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, together with an explanation of the circumstances, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03 INABILITY TO DETERMINE RATES.

         If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law after the Closing Date, or such Lender's compliance with any guideline, request, directive or other instruction issued or made after the Closing Date by any central bank or Governmental Authority, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender, which shall include a certificate of the type described in Section 3.06(a), (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law after the Closing Date regarding capital adequacy or any change therein or in the interpretation thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender, which shall include a certificate of the type described in Section 3.06(a), (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice, which shall include a certificate of the type described in Section 3.06(a), (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

3.05 FUNDING LOSSES.

         Upon demand of any Lender, which shall include a certificate of the type described in Section 3.06(a), (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16;

including any loss or expense (other than any loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be delivered to the Borrower by the Agent or such Lender and shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04 or if the circumstances described in Section 3.02 exist with respect to any Lender, the Borrower may replace such Lender in accordance with
Section 11.16.

3.07 SURVIVAL.

         All of the Borrower's obligations under this Article III shall survive the repayment of all other Obligations hereunder.

                                   ARTICLE IV
                                    GUARANTY

4.01 THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02 OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

                  (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 REINSTATEMENT.

         The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04 CERTAIN ADDITIONAL WAIVERS.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06, unless and until such time as all Obligations are Fully Satisfied.

4.05 REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06 RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment.

The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been Fully Satisfied. For purposes of this Section 4.06, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) "Guaranteed Obligations" shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This
Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations in accordance with Section 10.11.

4.07 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.


                                    ARTICLE V
                       CONDITIONS PRECEDENT TO BORROWINGS

5.01 CONDITIONS OF CLOSING DATE AND INITIAL BORROWING.

         The occurrence of the Closing Date, the effectiveness of this Agreement and the obligation of each Lender to make its initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

                  (a) Loan Documents, Organization Documents, Etc. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party on behalf of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                           (i) executed counterparts of this Agreement and the
                  other Loan Documents;

                           (ii) copies of the Organization Documents of each
                  Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date;

                           (iii) such certificates of resolutions or other
                  action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer of each Loan Party signed on behalf of each Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

                           (iv) such documents and certifications as the
                  Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) a legal opinion of Baker Botts, general counsel
                  for the Loan Parties; and

                           (ii) a legal opinion of special local counsel for the
                  Loan Parties for each state in which any Mortgaged Property is located.

                  (c) Personal Property Collateral. The Administrative Agent shall have received:

                           (i) searches of Uniform Commercial Code filings in
                  the jurisdiction of the chief executive office of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) UCC financing statements for each appropriate
                  jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                           (iii) searches of ownership of, and Liens on,
                  intellectual property of each Loan Party in the appropriate governmental offices;

                           (iv) duly executed notices of grant of security
                  interest in the form required by the Security Agreement as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral consisting of intellectual property; and

                           (v) in the case of any personal property Collateral
                  located at a premises leased by a Loan Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent.

                  (d) Real Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) fully executed and notarized mortgages, deeds of
                  trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering the fee or leasehold interest of any Loan Party in each of the Real Properties designated in
                  Schedule 6.20(a) as a "Mortgaged Property" (each a "Mortgaged Property" and collectively the "Mortgaged Properties");

                           (ii) in the case of each real property leasehold
                  interest of any Loan Party constituting Mortgaged Property,
                  (a) such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Administrative Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Specified Permitted Liens) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                            (iii) maps or plats of an existing boundary survey
                  of the sites of the real property covered by the Mortgage Instruments prepared by an independent professional licensed land surveyor and dated a date reasonably satisfactory to each of the Administrative Agent and the title insurance company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy;

                           (iv) ALTA mortgagee title insurance policies (the
                  "Mortgage Policies") with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Specified Permitted Liens, which Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent and are available in the applicable jurisdictions;

                           (v) evidence as to (A) whether any Mortgaged Property
                  is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders; and

                           (vi) evidence reasonably satisfactory to the
                  Administrative Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); a zoning endorsement to the Mortgage Policies shall be deemed to satisfy this requirement.

                  (e) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (f) Consummation of Related Financings. The Borrower (i) shall (or the initial purchaser of the Senior Notes shall) have initiated funding of Senior Notes in an aggregate principal amount of $380 million and (ii) shall have borrowed approximately $23 million under the Asset-Based Facility. BAS shall be satisfied with the terms and conditions of the Senior Note Indenture and the Asset-Based Facility, and the Administrative Agent shall have received a copy, certified on behalf of the Borrower by a Responsible Officer of the Borrower as true and complete, of the Senior Note Indenture and the loan documents evidencing the Asset-Based Facility, all as originally executed and delivered, together with all exhibits and schedules thereto.

                  (g) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed on behalf of the Borrower by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the conditions specified in Sections 5.02(a) and (b) have been satisfied, (B) each Loan Party is in compliance with all existing financial obligations, (C) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained,
         (D) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Loan Party or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect and
         (E) immediately after giving effect to the initial Borrowing, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects.

                  (h) Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

                  (i) Attorney Costs. The Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

                  (j) Existing Financings. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the Existing Financings have been or concurrently with the Closing Date is being terminated and all Liens securing the Existing Financings have been or concurrently with the Closing Date are being released.

                  (k) Accuracy of Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date.

                  (l) No Default. No Default shall exist and be continuing as of the Closing Date.

                  (m) Intercreditor Agreement. The Administrative Agent shall have received an executed copy of the Intercreditor Agreement.

                  (n) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

5.02 CONDITIONS TO ALL BORROWINGS.

         The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

                  (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

                  (b) No Default shall exist, or would result from, such proposed Borrowing.

                  (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

                  (d) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

         Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Borrowing.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

         Each Consolidated Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, if any, to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 AUTHORIZATION; NO CONTRAVENTION.

         The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

6.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) consents, authorizations, notices and filings described in Schedule 6.03, all of which have been obtained or made and (b) filings to perfect the Liens created by the Collateral Documents.

6.04 BINDING EFFECT.

         This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of the Consolidated Parties dated March 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

         (c) During the period from December 31, 2002 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or Property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

         (d) The financial statements delivered pursuant to Section 7.01(a) and
(b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

         (e) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 LITIGATION.

         There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of its properties or revenues that (a) purport to adversely affect or expressly pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07 NO DEFAULT.

         No Consolidated Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08 OWNERSHIP OF PROPERTY; LIENS.

         Each Consolidated Party has good record title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Consolidated Parties is subject to no Liens, other than Permitted Liens.

6.09 ENVIRONMENTAL COMPLIANCE.

                  Except as would not reasonably be expected to have a Material Adverse Effect:

                  (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

                  (f) There has been no release, or threat of release, of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10 INSURANCE.

         The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates. The present insurance coverage of the Loan Parties is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 6.10.

6.11 TAXES.

         The Consolidated Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.

6.12 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred within the past five years or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $20,000,000; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13 SUBSIDIARIES.

         Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation and (ii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties. Neither the Borrower nor any of its Restricted Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940 or (iii) subject to regulation under any other Law which limits its ability to incur Indebtedness.

6.15 DISCLOSURE.

         Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projections, estimates and pro forma financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16 COMPLIANCE WITH LAWS.

         Each Consolidated Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17 INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all material trademarks, service marks, trade names, trade dress, patents, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 6.17 is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party or that any Loan Party has the right to use. No claim has been asserted by any Person against any Loan Party and is pending that challenges or questions the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of the Intellectual Property by any Consolidated Party or the granting of a right or a license in respect of the Intellectual Property from any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the Intellectual Property of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18 SOLVENCY.

         The Loan Parties are Solvent on a consolidated basis.

6.19 TAX SHELTER REGULATIONS.

         The Borrower does not intend to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Committed Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

6.20 BUSINESS LOCATIONS.

         Set forth on Schedule 6.20(a) is a list of all Real Properties located in the United States that are owned or leased by the Loan Parties as of the Closing Date that constitute Collateral. Set forth on Schedule 6.20(b) is a list of all locations where any Collateral of a Loan Party is located as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office, taxpayer identification number, organizational identification number, jurisdiction of incorporation or formation and principal place of business of each Loan Party as of the Closing Date.

6.21 LABOR MATTERS.

         Except as set forth on Schedule 6.21, there are no collective bargaining agreements covering the employees of a Consolidated Party as of the Closing Date. None of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years. The Consolidated Parties have no Multiemployer Plans.

6.22 NATURE OF BUSINESS.

         As of the Closing Date, the Consolidated Parties are primarily engaged in a Permitted Business.

6.23 REPRESENTATIONS AND WARRANTIES FROM OTHER LOAN DOCUMENTS.

         Each of the representations and warranties made by any of the Loan Parties in any of the other Loan Documents is true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

6.24 COLLATERAL DOCUMENTS.

         The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders and any other secured parties identified therein, a legal, valid and enforceable first priority (subject to Specified Permitted Liens) security interest in all right, title and interest of the Loan Parties in the Collateral described therein and all proceeds thereof. Except for filings completed prior to the Closing Date and as contemplated by this Agreement and the Collateral Documents, no filing or other action will be necessary to perfect or protect such security interest.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03 and 7.11) cause each Restricted Subsidiary to:

7.01 FINANCIAL STATEMENTS.

         Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification, exception, assumption or explanatory language or any qualification, exception, assumption or explanatory language as to the scope of such audit; and

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02 CERTIFICATES; OTHER INFORMATION.

         Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements;

                  (b) at least 30 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2003, annual financial projections for the next fiscal year;

                  (c) within 90 days after the end of each fiscal year of the Borrower, a certificate in the form of Exhibit 7.01 containing information regarding the calculation of Excess Cash Flow;

                  (d) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and material written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

                  (e) promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person;

                  (f) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

                  (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

                  Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower's website on the Internet at the website address listed on
         Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative

         Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03 NOTICES AND INFORMATION.

         (a) Upon knowledge obtained by a Responsible Officer of any Loan Party, promptly notify the Administrative Agent and each Lender of the occurrence of any Default.

         (b) Upon knowledge obtained by a Responsible Officer of any Loan Party, promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws.

         (c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

         (d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary.

         (e) Following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.09 to be untrue in any material respect and upon the request of the Administrative Agent, the Loan Parties will furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Real Properties and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Loan Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the obligations secured by the Collateral Documents.

         (f) At the time of delivery of the financial statements and reports provided for in Section 7.01, deliver to the Administrative Agent a report signed on behalf of the Borrower by a Responsible Officer of the Borrower on behalf of the Borrower setting forth (i) to the extent necessary or used in connection with the Specified Facilities, a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

         Each notice pursuant to this Section 7.03(a) through (e) shall be accompanied by a statement of a Responsible Officer of the Borrower on behalf of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 PAYMENT OF OBLIGATIONS.

         Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

7.05 PRESERVATION OF EXISTENCE, ETC.

         (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by this Agreement; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and (c) preserve or renew all of its material registered copyrights, patents, trademarks, trade names and service marks.

7.06 MAINTENANCE OF PROPERTIES.

         (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; and
(c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07 MAINTENANCE OF INSURANCE.

         (a) Maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, property insurance and, except with respect to North American Pipe Corporation, Westlake Profiles Limited and North American Profiles Limited, business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled (ten (10) days prior written notice if such policy or policies are being cancelled for any failure to pay premiums).

         (b) In the event that the Consolidated Parties receive net cash proceeds ("Casualty Proceeds") on account of Involuntary Dispositions affecting the Collateral, the Loan Parties shall, within 300 days, apply (or cause to be applied) an amount equal to such Casualty Proceeds to (i) repair or replace the related

Collateral or (ii) prepay the Loans in accordance with the terms of Section 2.04(b)(ii)(B). All insurance proceeds on account of Collateral shall be subject to the security interest of the Administrative Agent (for the ratable benefit of the Lenders) under the Collateral Documents. Pending final application of any Casualty Proceeds, the Loan Parties shall deposit such Casualty Proceeds in the Collateral Account. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent, as instructed by the Borrower, in Cash Equivalents; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced. Provided that no Event of Default exists, the Administrative Agent will release amounts on deposit in the Collateral Account upon written request of the Borrower certifying that such amounts will be applied in accordance with this Section 7.07(b) within five (5) Business Days. In the case of any Involuntary Disposition that includes both Collateral and other assets, the Loan Parties shall deliver to the Administrative Agent satisfactory evidence of the amount of the Casualty Proceeds that are attributable to Collateral; if the Administrative Agent is not satisfied with such evidence, the Administrative Agent may, at the expense of the Loan Parties, retain an independent third party to perform such valuation.

7.08 COMPLIANCE WITH LAWS.

         Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 BOOKS AND RECORDS.

         (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

7.10 INSPECTION RIGHTS.

         Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Loan Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Loan Parties.

7.11 USE OF PROCEEDS.

         Use the proceeds of the Borrowings to repay certain existing Indebtedness on the Closing Date and for general corporate purposes not in contravention of any Law or of any Loan Document.

7.12 ADDITIONAL GUARANTORS.

         Notify the Administrative Agent at the time that (a) any Person becomes a Domestic Subsidiary or (b) any Subsidiary of any Loan Party guarantees the Borrower's obligations under the Senior Note Indenture or the Asset-Based Facility, and promptly thereafter (and in any event within 30 days), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13 PLEDGED ASSETS.

         Each Loan Party will cause (i) all of its owned and leased real property, fixtures and equipment comprising or used for or in connection with the Specified Facilities that is (a) located on, contiguous to or connected with and in reasonable proximity to, any Specified Facility and (b) necessary or used for or in connection with the ownership, expansion, operation, use or maintenance of any Specified Facility and (ii) all of its general intangibles (including patents, copyrights, trademarks, trade secrets and other intellectual property, whether owned or licensed, customer and supplier contracts, drawings, plans books and records, employment, consulting, operating, maintenance or services agreements and other contractual rights, public and private licenses, permits, franchises, powers, authorities, pollution and environmental credits and allowances, goodwill and other intangible property of every type or description) at any time owned or acquired by any Loan Party that is necessary or used for or in connection with, or in any respect related, incidental or ancillary to, the ownership, expansion, operation, use, maintenance or sale or other disposition of any Specified Facility, to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Specified Permitted Liens and rights of lenders under the Asset-Based Facility as provided in the Intercreditor Agreement. In furtherance of the foregoing, the Loan Parties agree to deliver such other documentation as the Administrative Agent may reasonably request (subject to reasonable time limitations) in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.01(c) and (d), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.14 FURTHER ASSURANCES.

         Within 30 days following the Closing Date, the Loan Parties shall deliver to the Administrative Agent satisfactory evidence that the mechanics lien in the amount of $650,000 in favor of Cambridge Lee encumbering the Mortgaged Property located in Calvert City, Kentucky has either (a) been satisfied in full and released, (b) has been fully bonded or (c) has been otherwise discharged, released or terminated.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

8.01 ASSET SALES.

         (a) No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale unless: (i) the consideration received at the time of such Asset Sale is at least equal to the Fair Market Value (as determined by the Borrower's board of directors and evidenced by a resolution of the board of directors set forth in an officers' certificate delivered to the Administrative Agent) of the assets or Equity Interests issued or sold or otherwise disposed of; and (ii) at least 75% of the consideration received in such Asset Sale is in the form of cash or Cash Equivalents or a controlling interest in a business engaged in a Permitted Business. For purposes of this provision, each of the following will also be deemed to be cash: (A) any liabilities, as shown on its most recent balance sheet, of the Consolidated Parties (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Consolidated Parties from further liability; (B) any securities, notes or other obligations received by the Consolidated Parties from such transferee that are promptly, subject to ordinary settlement periods, converted or monetized by the Consolidated Parties into cash, to the extent of the cash received in that conversion or monetization; and (C) any Capital Stock or assets of the kind referred to in clauses (ii) or (iv) of Section 8.01(b).

         (b) Within 300 days after the receipt of any Net Proceeds from an Asset Sale of assets other than Collateral, the Borrower shall apply those Net Proceeds, at its option:

                  (i) to repay the Loans pursuant to Section 2.04(b)(ii)(A) or to repay Indebtedness outstanding under the Asset-Based Facility (so long as there is a corresponding permanent reduction of the commitments thereunder);

                  (ii) to acquire all or substantially all of the assets of, or any Capital Stock of, any Person or division thereof conducting a Permitted Business, if, in the case of any such acquisition of Capital Stock and after giving effect thereto, such Person will be a Restricted Subsidiary (or enter into a binding commitment for any such acquisition); provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such acquisition is consummated and (y) the 180th day following the expiration of the aforementioned 300-day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day and the Borrower shall not have applied (or caused to be applied) such Net Proceeds pursuant to clause (i), (iii) or (iv) of this Section 8.01(b) on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds;

                  (iii) to make a capital expenditure; or

                  (iv) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business. Pending the final application of any Net Proceeds, the Consolidated Parties may invest the Net Proceeds in any manner that is not prohibited by this Agreement.

         (c) Within 5 days after the receipt of any Net Proceeds from an Asset Sale of Collateral (including any Collateral that is transferred in connection with the sale or other disposition of the Capital Stock of a Subsidiary), the Borrower shall apply those Net Proceeds to repay the Loans pursuant to Section 2.04(b)(ii)(A); provided, however, in connection with (i) the Styrene Plant Sale and (ii) other Asset Sales to the extent that the net book value of the Collateral subject to such Asset Sale (or a series of related Asset Sales) does not exceed $10,000,000, in each case, within 300 days after the receipt of the Net Proceeds from such Asset Sale, the Borrower shall apply those Net Proceeds, at its option to either repay the Loans pursuant to Section 2.04(b)(ii)(A) or to acquire replacement assets that are used or useful in a Specified Facility and are pledged as Collateral to the Administrative Agent, on behalf of the Lenders, pursuant to the Collateral Documents; pending the final application of such Net Proceeds, the Loan Parties shall deposit such Net Proceeds in the Collateral Account. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent, as instructed by the Borrower, in Cash Equivalents; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced. Provided that no Event of Default exists, the Administrative Agent will release amounts on deposit in the Collateral Account upon written request of the Borrower certifying that such amounts will be applied in accordance with this
Section 8.01(c) within five (5) Business Days. In the case of any Asset Sale that includes both Collateral and other assets, the Loan Parties shall deliver to the Administrative Agent satisfactory evidence of the amount of the Net Proceeds that are attributable to Collateral; if the Administrative Agent is not satisfied with such evidence, the Administrative Agent may, at the expense of the Loan Parties, retain an independent third party to perform such valuation.

8.02 RESTRICTED PAYMENTS.

        (a) No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

                  (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (ii) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.03; and

                  (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (viii),
         (ix) and (x) of Section 8.02(b), is less than the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income for the period
                  (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Borrower's most recently ended fiscal quarter for which the financial statements required to be delivered pursuant to Section 7.01 are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that if at any time after the Closing Date the Senior Notes are rated Investment Grade, the percentage will be 100%



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

                  of Consolidated Net Income for such period; provided, further, however, that if such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Senior Notes must be rated Investment Grade at the time such Restricted Payment is declared or, if not declared, made, plus

                           (B) 100% of the aggregate net cash proceeds received
                  by the Borrower since the Closing Date as a contribution to its common equity capital or by the Borrower or any of its Restricted Subsidiaries from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Borrower or any of its Restricted Subsidiaries that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary), plus

                           (C) to the extent that any Restricted Investment that
                  was made after the Closing Date is sold for cash or otherwise liquidated, repaid for cash or otherwise reduced, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (D) to the extent that any Unrestricted Subsidiary is
                  redesignated as a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Borrower's Investment in such Subsidiary as of the date of such redesignation, plus

                           (E) 50% of any dividends received by a Loan Party
                  after the Closing Date from an Unrestricted Subsidiary or a Joint Venture, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Borrower for such period; provided, however, that if at any time after the Closing Date the Senior Notes are rated Investment Grade, the percentage will be 100% of any such dividends; provided, further, however, that if such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Senior Notes must be rated Investment Grade at the time such Restricted Payment is declared or, if not declared, made.

         (b) So long as no Default has occurred and is continuing or would be caused thereby, Section 8.02(a) will not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;

                  (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary) of, Equity Interests of the Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Borrower; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from Section 8.02(a)(iii)(B);

                  (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of any Loan Party that is contractually subordinated to the Obligations with the net cash proceeds



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

         from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (iv) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to another Consolidated Party, or the purchase, redemption or other acquisition or retirement of any such Equity Interests held by a Consolidated Party;

                  (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any current or former officer, director or employee of the Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar plan or agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1,000,000 in any twelve-month period;

                  (vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (vii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary issued on or after the Closing Date in accordance with the Fixed Charge Coverage Ratio set forth in the first paragraph of Section 8.03;

                  (viii) distributions or payments of Receivables Fees;

                  (ix) Permitted Payments to the Parent; and

                  (x) other Restricted Payments in an aggregate amount not to exceed $25,000,000 since the Closing Date.

         (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the board of directors whose resolution with respect thereto will be delivered to the Administrative Agent. The board of directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15,000,000.

8.03 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Borrower will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which the financial statements required to be delivered pursuant to Section 7.01 are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and, in the case of Acquired



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

Debt, giving pro forma effect to the applicable transaction related thereto), as if the additional Indebtedness had been incurred (and such transaction had occurred) or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this Section 8.03 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"): (a) the Loans; (b) the Existing Indebtedness; (c) (i) Indebtedness (including letters of credit) under the Asset-Based Facility or a Receivables Facility in an aggregate outstanding principal amount not to exceed $200,000,000, and (ii) Indebtedness under the Senior Notes issued on the Closing Date in an aggregate principal amount not to exceed $380,000,000 (and notes with identical terms as the Senior Notes that are registered pursuant to the registration rights agreement set forth in the Senior Note Indenture and issued in exchange for the Senior Notes); (d) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used or usable in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (d), not to exceed $10,000,000 at any time outstanding; (e) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, refinance, renew, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under the first paragraph of this
Section 8.03 or clauses (b), (c)(i), (d), (e) or (p) of this paragraph; (f) intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that (i) if a Loan Party is the obligor on such Indebtedness and the payee is not a Loan Party, such Indebtedness must be expressly subordinated to the prior payment in full in cash of the Obligations and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f); (g) the issuance by any Restricted Subsidiary to the Borrower or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Borrower or a Restricted Subsidiary, and (ii) any sale or other transfer of any such preferred stock to a Person that is not either the Borrower or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (g); (h) Hedging Obligations in the ordinary course of business and not for speculative purposes; (i) the guarantee by any Loan Party of Indebtedness of a Consolidated Party that was permitted to be incurred by another provision of this Section 8.03; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Obligations, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed; (j) Indebtedness in respect of workers' compensation claims; self-insurance obligations; bankers' acceptances; performance, appeal, completion, guarantee and surety bonds; or similar requirements in the ordinary course of business; (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; (l) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding pursuant to this clause (l), including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew, extend or replace Indebtedness incurred pursuant to this clause (l), not to exceed $10,000,000; (m) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the



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

Borrower or such Restricted Subsidiary in connection with such disposition; (n) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business; (o) Indebtedness of the Borrower to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Borrower from any such Subsidiary which assets are subsequently conveyed by the Borrower in connection with a Receivable Facility; and (p) additional Indebtedness of the Loan Parties in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refund, refinance, renew, defease or replace any Indebtedness incurred pursuant to this clause (p), and the issuance by the Borrower of any Disqualified Stock and by any Restricted Subsidiary of any additional preferred stock, not to exceed $50,000,000.

         For purposes of determining compliance with this Section 8.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (o) of the preceding paragraph, or is entitled to be incurred pursuant to the first paragraph of this Section 8.03, the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Borrower as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

8.04 LIENS.

         No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien, except Permitted Liens. No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien on any Collateral, except Specified Permitted Liens.

8.05 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries; (b) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or
(c) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of: (i) agreements governing Existing Indebtedness, the Senior Note Indenture and the Asset-Based Facility each as in effect on the Closing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Closing Date; (ii)



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

the Loan Documents; (iii) applicable Law; (iv) any instrument governing Indebtedness or Capital Stock of a Person as in effect at the time of the acquisition by the Borrower or any of its Restricted Subsidiaries of such Person or the properties or assets of such Person (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred; (v) customary non-assignment provisions in contracts and leases entered into in the ordinary course of business; (vi) construction loans and purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property constructed, purchased or leased of the nature described in clause (c) of the preceding paragraph; (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition; (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (ix) Indebtedness secured by Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens; (x) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under Section 8.03; (xi) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Borrower's board of directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; and (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

8.06 MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Borrower shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation) unless (i) the Borrower is the surviving or continuing Person, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists and (iii) the Borrower shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph Section 8.03.

         The Borrower shall not, directly or indirectly, sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person.

         This Section 8.06 will not apply to (a) a merger or consolidation of the Borrower with an Affiliate for the purpose of reincorporating or reorganizing the Borrower in another jurisdiction or (b) a merger or consolidation of the Borrower with a Wholly-Owned Subsidiary so long as the Borrower is the surviving corporation. In addition, the Borrower may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

8.07 TRANSACTIONS WITH AFFILIATES.

        No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the



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

Borrower (each, an "Affiliate Transaction"), unless (a) the Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person and (b) the Borrower delivers to the Administrative Agent: (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a resolution of the board of directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and such Affiliate Transaction been approved by a majority of the members of the board of directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15,000,000, an opinion as to the fairness to the Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) any fees, compensation and other payments paid to any officer or employee pursuant to any employment agreement, employee or director benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

                  (2) transactions between or among the Borrower and/or its Restricted Subsidiaries;

                  (3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or Controls, such Person;

                  (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Borrower;

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to Affiliates of the Borrower;

                  (6) Restricted Payments not prohibited by Section 8.02;

                  (7) loans or advances to employees in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding;

                  (8) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable, related assets and the provision of billing, collection and other services in connection therewith, in each case, to an Accounts Receivable Subsidiary in connection with any Receivables Facility;

                  (9) transactions pursuant to any contract or agreement in effect on the Closing Date, as the same may be amended, modified, extended or replaced from time to time, so long as any such contract or agreement as so amended, modified, extended or replaced is, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries;

                  (10) any transaction or series of transactions between the Borrower or any Restricted Subsidiary and any of their Joint Ventures, provided that (a) such transaction or series of transactions is in the ordinary course of business between the Borrower or such Restricted Subsidiary and such

         Joint Venture, and (b) with respect to any such Affiliate Transaction involving aggregate consideration in excess of $5,000,000, such Affiliate Transaction complies with clause (a) of the initial paragraph above and such Affiliate Transaction has been approved by the board of directors; and

                  (11) Permitted Investments and Permitted Payments to the
         Parent.

8.08 SALE AND LEASEBACK TRANSACTIONS.

         No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly enter into any sale and leaseback transaction; provided that the Borrower or any Restricted Subsidiary may enter into a sale and leaseback transaction if (a) the Borrower or that Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 8.03 and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 8.04, (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the board of directors and set forth in an officers' certificate delivered to the Administrative Agent, of the property that is the subject of that sale and leaseback transaction and (c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Borrower applies the proceeds of such transaction in compliance with,
Section 8.01(b) or 8.01(c), as applicable.

8.09 ANTI-LAYERING.

         The Borrower will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Pari Passu Indebtedness of the Borrower or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Obligations on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

8.10 ORGANIZATION DOCUMENTS; FISCAL YEAR.

         No Loan Party shall, nor shall it permit any Restricted Subsidiary to,
(a) amend, modify or change its Organization Documents in a manner materially adverse to the Lenders or (b) change its fiscal year.

8.11 SPECIFIED FACILITIES.

         No Loan Party shall, nor shall it permit any Subsidiary to, operate its primary petrochemical manufacturing facilities producing ethylene, styrene, polyethylene, chlor-alkali, vinyl chloride monomer and polyvinyl chloride other than on properties in Calcasieu Parish, Louisiana or Marshall County, Kentucky that are subject to Mortgage Instruments.

8.12 ACCOUNTS RECEIVABLE FACILITIES.

         No Loan Party shall, nor shall it permit any Restricted Subsidiary to sell (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) accounts receivable and related assets to any Accounts Receivable Subsidiary unless the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold.



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

8.13 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

         The board of directors of the Borrower shall not designate any Restricted Subsidiary to be an Unrestricted Subsidiary. The board of directors of the Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

8.14 COLLATERAL ACCOUNT.

         The Loan Parties shall not deposit any funds in the Collateral Account other than Net Proceeds from Asset Sales of Collateral and Casualty Proceeds from Involuntary Dispositions affecting the Collateral.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

9.01 EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest on any Loan or any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of (i) Section 7.05(a), 7.10, 7.11, 7.12 or 7.13 or Article VIII; or (ii) Section
         7.01, 7.02, 7.03 and such failure continues for a period of five (5) Business Days; or

                  (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

                  (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

                  (e) Other Indebtedness. Any Loan Party or any of its Restricted Subsidiaries shall default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or the payment of which is guaranteed by a Loan Party or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or
         (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20,000,000 million or more and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such maturity or acceleration; or



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                  (f) Insolvency Proceedings, Etc. Any Loan Party or any of its
         Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or
         (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                  (h) Judgments. There is entered against the Borrower or any Restricted Subsidiary (i) any one or more final judgments or orders for the payment of money in an aggregate amount exceeding $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000; or

                  (j) Invalidity of Loan Documents; Guarantees. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Person acting on behalf of a Loan Party with actual or apparent authority contests in any manner the validity or enforceability of any Loan Document; or any Person acting on behalf of a Loan Party with actual or apparent authority denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by this Agreement, the Guaranty given by any Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or any Person acting by or on behalf of such Guarantor with actual or apparent authority shall deny or disaffirm such Guarantor's obligations under its Guaranty; or



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                  (k) Senior Note Indenture. There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, the Senior Note Indenture; or

                  (l) Asset-Based Facility. There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, the Asset-Based Facility beyond any applicable grace period set forth in the Asset-Based Facility; or

                  (m) Change of Control. There occurs any Change of Control.

9.02 REMEDIES UPON EVENT OF DEFAULT.

         If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

         provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

9.03 APPLICATION OF FUNDS.

         After the acceleration of the Obligations as provided for in Section 9.02(b) (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;



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

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.


                                    ARTICLE X
                              ADMINISTRATIVE AGENT

10.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

10.02 DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.03 LIABILITY OF ADMINISTRATIVE AGENT.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the



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observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

10.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

10.05 NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

10.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial




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

and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

10.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the payment of all other Obligations and the resignation of the Administrative Agent.

10.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.



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

10.09 SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of any Lender. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 11.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.



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

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11 COLLATERAL AND GUARANTY MATTERS.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is transferred or to be transferred as part of or in connection with any Asset Sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by clause (e) of the definition of "Permitted Liens"; and

                  (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 10.11.

10.12 OTHER AGENTS; ARRANGERS AND MANAGERS.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.13 INTERCREDITOR AGREEMENT.

         Each Lender hereby authorizes the Administrative Agent to enter into, on behalf of the Lenders, the Intercreditor Agreement, and to take such action as is necessary to exercise its rights and perform its obligations thereunder.



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                                   ARTICLE XI
                                  MISCELLANEOUS

11.01 AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

                  (d) change Section 2.12 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

                  (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

                  (f) (i) except as the result of or in connection with an Asset Sale not prohibited by this Agreement, release all or substantially all of the Collateral and (ii) except as otherwise provided in Section 10.11, release all or substantially all of the Guarantors, in each case without the written consent of each Lender; and

                  (g) except as the result of or in connection with a dissolution, merger or disposition of a Loan Party not prohibited by this Agreement, release the Borrower or substantially all of the other Loan Parties from its or their obligations under the Loan Documents without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.



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         Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as



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provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 ATTORNEY COSTS, EXPENSES AND TAXES.

         The Loan Parties jointly and severally agree (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the repayment of all other Obligations.

11.05 INDEMNIFICATION BY THE BORROWER.

         Whether or not the transactions contemplated hereby are consummated, the Loan Parties jointly and severally shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, trustees, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other



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agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.

11.06 PAYMENTS SET ASIDE.

         To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent


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provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall


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provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.


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11.08 CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or representative thereof; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement so long as such Eligible Assignee or Participant (prospective or otherwise) agrees to be bound by such provisions or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may, to the extent permitted by Law, disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowings; provided, however, without the consent of the Borrower (not to be unreasonably withheld), such disclosure and information shall be limited to the matters presented in the "Summary of Indicative Terms and Conditions" contained in the Confidential Offering Memorandum dated June, 2003, as updated from time to time. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

11.09 SET-OFF.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the


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Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10 INTEREST RATE LIMITATION.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12 INTEGRATION.

         This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.


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11.14 SEVERABILITY.

         If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15 TAX FORMS.

                  (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.


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                  (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

11.16 REPLACEMENT OF LENDERS.

         Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05) and (y) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans.

11.17 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO


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AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT
THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

11.18 WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.19 ENTIRE AGREEMENT.

         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                WESTLAKE CHEMICAL CORPORATION

                         By: /s/ A. Chao
                             ------------------------------------------------
                             Albert Chao
                             President

GUARANTORS:              GEISMAR VINYLS COMPANY LP

                         By: GEISMAR HOLDINGS, INC., its general partner

                         WESTLAKE PETROCHEMICALS LP

                         By: WESTLAKE CHEMICAL INVESTMENTS, INC., its general
                             partner

                         WESTLAKE POLYMERS LP

                         By: WESTLAKE CHEMICAL INVESTMENTS, INC., its general
                             partner

                         WESTLAKE STYRENE LP

                         By: WESTLAKE CHEMICAL HOLDINGS, INC., its general
                             partner

                         WPT LP

                         By: WESTLAKE CHEMICAL HOLDINGS, INC., its general
                             partner

                             By: /s/ Tai-Li Keng
                                 -----------------------------------
                                 Tai-Li Keng
                                 Vice-President

                          GEISMAR HOLDINGS, INC.

                          GRAMERCY CHLOR-ALKALI CORPORATION

                          GVGP, INC.

                          NORTH AMERICAN PIPE CORPORATION

                          NORTH AMERICAN PROFILES, INC.

                          VAN BUREN PIPE CORPORATION

                          WESTECH BUILDING PRODUCTS, INC.

                          WESTLAKE CHEMICAL HOLDINGS, INC.

                          WESTLAKE CHEMICAL INVESTMENTS, INC.

                          WESTLAKE CHEMICAL MANUFACTURING, INC.

                          WESTLAKE CHEMICAL PRODUCTS, INC.

                          WESTLAKE DEVELOPMENT CORPORATION

                          WESTLAKE MANAGEMENT SERVICES, INC.

                          WESTLAKE OLEFINS CORPORATION

                          WESTLAKE OVERSEAS CORPORATION

                          WESTLAKE PVC CORPORATION

                          WESTLAKE RESOURCES CORPORATION

                          WESTLAKE VINYL CORPORATION

                          WESTLAKE VINYLS, INC.

                          By: /s/ Tai-Li Keng
                              --------------------------------------------
                              Tai-Li Keng
                              Vice-President

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A., as
                             Administrative Agent

                             By:    /s/ Mary F. Edwards
                                    -------------------------------------------
                             Name:  Mary F. Edwards
                             Title: Agency Officer


LENDERS:                     BANK OF AMERICA, N.A., as a Lender



                             By:    /s/ Edward Hamilton
                                    -------------------------------------------
                             Name:  Edward Hamilton
                             Title: Senior Vice President

                                  Exhibit 1.01

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Security Agreement") dated as of July 31, 2003 is by and among the parties identified as "Grantors" on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a "Grantor", and collectively the "Grantors") and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the holders of the Secured Obligations referenced below.

                                   WITNESSETH

         WHEREAS, a $120 million credit facility has been established in favor of Westlake Chemical Corporation, a Delaware corporation (the "Borrower"), pursuant to the terms of that Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of the date hereof among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent; and

         WHEREAS, this Security Agreement is required under the terms of the Credit Agreement.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

         (a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         (b) The following terms shall have the meanings assigned thereto in the Uniform Commercial Code in effect in the State of New York on the date hereof:
Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instrument, Inventory, Letter-of-Credit Rights, Manufactured Home, Proceeds, Software, Standing Timber and Supporting Obligation.

         (c) As used herein, the following terms shall have the meanings set forth below:

                  "Collateral" has the meaning provided in Section 2 hereof.

                  "Collateral Account" means the deposit account maintained by the Borrower with the Administrative Agent (and subject to the security interest of the Administrative Agent) into which Net Proceeds from Asset Sales of Collateral and Casualty Proceeds from Involuntary Dispositions affecting Collateral shall be deposited pending final application of such proceeds in accordance with the terms of the Credit Agreement.

                  "Copyright License" means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Copyright, including, without limitation, any thereof referred to in
         Schedule 6.17 to the Credit Agreement.

                  "Copyrights" means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

                  "Patent License" means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

                  "Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any letters patent referred to in Schedule 6.17 to the Credit Agreement, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

                  "Secured Obligations" means, without duplication, (i) all of the obligations of the Loan Parties to the Lenders and the Administrative Agent, under the Credit Agreement or any other Loan Document (including, but not limited to, any interest accruing after the commencement of a proceeding by or against any Loan Party under any Debtor Relief Laws, regardless of whether such interest is an allowed claim under such proceeding), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time, and (ii) all costs and expenses incurred in connection with enforcement and collection of the obligations described in the foregoing clause (i), including reasonable attorneys' fees.


                  "Specified Facilities" means, with respect to the Grantors,
         (a) the Calcasieu Parish, Louisiana ethylene, styrene, and polyethylene facilities, and (b) the Marshall County, Kentucky chlor-alkali, vinyl chloride monomer and polyvinyl chloride complexes (each, individually, a "Specified Facility").

                  "Trademark License" means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 6.17 to the Credit Agreement.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement, and (b) all renewals thereof.

                  "UCC" means the Uniform Commercial Code.

                  "Work" means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

         2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in all of the following property that is (i) located on, contiguous to, connected with or in reasonable proximity to any Specified Facility or (ii) arising from, necessary or used in connection with, or in any respect related, incidental or ancillary to, the ownership, expansion, operation, use, maintenance or sale or other disposition of any Specified Facility, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                  (a) the Collateral Account;

                  (b) those Commercial Tort Claims identified on Schedule 2(d) attached hereto and other causes of action;

                  (c) all Documents;

                  (d) all Equipment;

                  (e) all Fixtures;

                  (f) all General Intangibles; Patents; Patent Licenses; Trademarks; Trademark Licenses; Copyrights; Copyright Licenses; trade secrets; goodwill; other intellectual property (whether owned or licensed); drawings; blueprints; specifications; plans; books and records; employment, consulting, operating, maintenance or services agreements; utility contracts; other contractual rights; public and private licenses, permits, franchises, certificates, registrations, privileges, entitlements, powers, authorities, pollution and environmental credits and allowances; loan commitments and financing arrangements incurred or obtained to finance additions, repairs or improvements to a Specified Facility, Fixtures or Equipment; bonds; leases; rights to indemnification; any award, remuneration, settlement, or compensation heretofore made or hereafter to be made by any Governmental Authority to any Grantor); surety bonds; and insurance policies and the proceeds therefrom payable or to be payable thereunder;

                  (g) all Instruments;

                  (h) Letter-of-Credit Rights;

                  (i) all Software;

                  (j) all Supporting Obligations; and

                  (k) to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

         The Grantors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

         Notwithstanding the forgoing, the Collateral shall in no event include Inventory, Accounts, Deposit Accounts (other than the Collateral Account), Chattel Paper or contracts to supply Inventory or services to customers of the Grantors.

         3. [Reserved]

         4. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

                  (a) Legal Name; Chief Executive Office; Etc.. As of the date hereof:

                           (i) Each Grantor's exact legal name, taxpayer
                  identification number, organization identification number, and state of formation are (and for the prior five years have been) as set forth on Schedule 6.20(c) to the Credit Agreement.

                           (ii) Each Grantor's chief executive office is located
                  (and for the prior five years has been) at the location set forth on Schedule 6.20(c) to the Credit Agreement attached hereto.

                           (iii) Other than as set forth on Schedule 4(a)
                  attached hereto, no Grantor has been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

                  (b) Ownership. Each Grantor is the legal and beneficial owner, lessee or licensee of its Collateral and has the right to pledge, sell, assign or transfer the same.

                  (c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

                  (d) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber.

                  (e) Copyrights, Patents and Trademarks.

                           (i) Schedule 6.17 to the Credit Agreement includes
                  all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by any Grantor in its own name, or to which any Grantor is a party, as of the date hereof.

                           (ii) Each Copyright, Patent and Trademark of such
                  Grantor is valid (to the Grantor's knowledge), subsisting, unexpired, enforceable (to the Grantor's knowledge) and has not been abandoned.

                           (iii) Except as set forth in Schedule 6.17 to the
                  Credit Agreement, none of the Copyrights, Patents and Trademarks of any Grantor is the subject of any licensing or franchise agreement.

                           (iv) No holding, decision or judgment has been
                  rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of any Grantor.

                           (v) No action or proceeding is pending seeking to
                  limit, cancel or question the validity of any Copyright, Patent or Trademark of any Grantor, or that, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any Copyright, Patent or Trademark of any Grantor.

                           (vi) All applications pertaining to the Copyrights,
                  Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are , to the Grantor's knowledge, valid and enforceable.

                           (vii) No Grantor has made any assignment or agreement
                  in conflict with the security interest in the Copyrights, Patents or Trademarks of any Grantor hereunder.

         5. Covenants. Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

                  (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein other than Permitted Liens.

                  (b) Instruments; Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent, is immediately delivered to the Administrative Agent, and duly endorsed in a manner satisfactory to the Administrative Agent. For purposes of clarification, amounts payable in connection with a Grantor's inventory shall not be subject to this clause (b).

                  (c) Change in Structure, Location or Type. Not, without providing ten days prior written notice to the Administrative Agent (i) change its name or state of formation, (ii) be party to a merger, consolidation or other change in structure or (iii) use any tradename other than as set forth on Schedule 4(a) attached hereto.

                  (d) Perfection of Security Interest. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Administrative Agent the effectiveness and priority of its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 5(d)(i) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(d)(ii) attached hereto and
         (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(d)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Grantor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions broader and/or less specific than the description of the Collateral contained herein) disclosing the Administrative Agent's security interest in any or all of the Collateral of such Grantor without such Grantor's signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Grantor's attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Administrative Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Grantor's agents and the Administrative Agent so requests, such Grantor agrees to notify such agents in writing of the Administrative Agent's security interest therein and, upon the Administrative Agent's request, instruct them to hold all such Collateral for the account of the holders of the Secured Obligations and subject to the Administrative Agent's instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

                  (e) Control. Execute and deliver all agreements, assignments, instruments or other documents as the Administrative Agent shall reasonably request (including, without limitation, a "Control Agreement" substantially in the form of Schedule 5(e) or in such other form as may be agreed by the Borrower and the Administrative Agent) for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to the Collateral Account or any Letter-of-Credit Rights constitution Collateral.

                  (d) Collateral held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Grantor, (i) notify the Administrative Agent of such possession or control, (ii) notify such Person of the Administrative Agent's security interest in such Collateral, (iii) instruct such Person to hold all such Collateral for the Administrative Agent's account and subject to the Administrative Agent's instructions and (iv) use its best efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent. For purposes of clarification, no Grantor's inventory nor amounts payable in connection with such inventory shall be subject to this clause (d).

                  (e) Covenants Relating to Copyrights.

                           (i) Not do any act or knowingly omit to do any act
                  whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain;
                  (B) notify the Administrative Agent immediately if it knows that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by a

                  Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                           (ii) Not make any assignment or agreement in conflict
                  with the security interest in the Copyrights of each Grantor hereunder.

                  (f) Covenants Relating to Patents and Trademarks.

                           (i) (A) Continue to use each Trademark on each and
                  every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use unless it determines in its reasonable business judgement to cease any such use,
                  (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and
                  (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                           (ii) Not do any act, or omit to do any act, whereby
                  any Patent may become abandoned or dedicated.

                           (iii) Notify the Administrative Agent promptly if it
                  knows that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding a Grantor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

                           (iv) Whenever a Grantor, either by itself or through
                  an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Administrative Agent and the holders of the Secured Obligations within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, a Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent and the holders of the Secured Obligations in any Patent or Trademark and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

                           (v) Take all reasonable and necessary steps,
                  including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, unless it determines in its reasonable business judgement not to maintain or pursue the application or registration.

                           (vi) Promptly notify the Administrative Agent and the
                  holders of the Secured Obligations after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                           (vii) Not make any assignment or agreement in
                  conflict with the security interest in the Patents or Trademarks of each Grantor hereunder.

                  (g) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Administrative Agent hereunder.

                  (h) Commercial Tort Claims.

                           (i) Promptly notify the Administrative Agent in
                  writing of the initiation of any Commercial Tort Claim before any Governmental Authority by or in favor of such Grantor or any of its Subsidiaries.

                           (ii) Execute and deliver such statements, documents
                  and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary, appropriate or convenient, or as are required by law, to create, perfect and maintain the Administrative Agent's security interest in any Commercial Tort Claim.

         6. Advances by Administrative Agent. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent may make for the protection of the security hereof or that may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 22 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         7. Remedies.

         (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Administrative Agent's compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Administrative Agent and the holders of the Secured Obligations with respect to the Secured Obligations, the Grantors shall pay the Administrative Agent and each of the holders of the Secured Obligations all reasonable documented costs and expenses incurred by the Administrative Agent or any such holder of the Secured Obligations, including, but not limited to, reasonable attorneys' fees, and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the holders of the Secured Obligations or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any holder of the Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the holders of the Secured Obligations may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

         (b) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

         (c) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the holders of the Secured Obligations may have.

         (d) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

         (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 22 hereof), together with interest thereon at the Default Rate, together with the costs of collection and reasonable attorneys' fees. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         8. Rights of the Administrative Agent.

         (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

                  (i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may reasonably deem appropriate;

                  (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

                  (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

                  (iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

                  (v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

                  (vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

                  (vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

                  (viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

                  (ix) to adjust and settle claims under any insurance policy relating thereto;

                  (x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                  (xi) to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate; and

                  (xii) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

         (b) Performance by the Administrative Agent of Obligations. If any Grantor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantors on a joint and several basis (subject to Section 22 hereof).

         (c) The Administrative Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

         9. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

         10. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement or other document relating to the Secured Obligations, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         11. Continuing Agreement.

         (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Security Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder (in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the indemnified party) shall survive termination of this Security Agreement.

         (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, attorneys' fees, the allocated cost of internal counsel and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         12. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

         13. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement. To the fullest extent permitted by law, each Grantor hereby releases the Administrative Agent and each holder of the Secured Obligations, their respective successors and assigns and their respective officers, attorneys, employees and agents, from any liability for any act or omission or any error of judgment or mistake of fact or of law relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such holder, or their respective officers, attorneys, employees or agents.

         14. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

         15. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         16. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         17. Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH PARTY TO THIS SECURITY AGREEMENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS SECURITY AGREEMENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY TO THIS SECURITY AGREEMENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         18. Waiver of Right to Trial by Jury.

         EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         19. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         20. Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

         21. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

         22. Joint and Several Obligations of Grantors.

         (a) Subject to subsection (c) of this Section 22, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

         (b) Subject to subsection (c) of this Section 22, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

         (c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         23. Entire Agreement

         This SECURITY AGREEMENT and the other Loan Documents represent the final agreement AMONG the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements AMONG the parties.





                            [Signature Pages Follow]

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:                        WESTLAKE CHEMICAL CORPORATION

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 GEISMAR HOLDINGS, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 GEISMAR VINYLS COMPANY LP

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 GRAMERCY CHLOR-ALKALI CORPORATION

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 GVGP, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 NORTH AMERICAN PIPE CORPORATION

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 NORTH AMERICAN PROFILES, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 VAN BUREN PIPE CORPORATION

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTECH BUILDING PRODUCTS, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE CHEMICAL HOLDINGS, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE CHEMICAL INVESTMENTS, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE CHEMICAL MANUFACTURING, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE CHEMICAL PRODUCTS, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE DEVELOPMENT CORPORATION

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE MANAGEMENT SERVICES, INC.

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE OLEFINS CORPORATION

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE OVERSEAS CORPORATION

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 WESTLAKE PETROCHEMICALS LP

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WESTLAKE POLYMERS LP

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WESTLAKE PVC CORPORATION

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WESTLAKE RESOURCES CORPORATION

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WESTLAKE STYRENE LP

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WESTLAKE VINYL CORPORATION

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WESTLAKE VINYLS, INC.

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WPT LP

                                 By:
                                        ----------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A..,
as Administrative Agent

By:
   ----------------------------------
Name:
Title:

                                SCHEDULE 5(d)(i)

                           GRANT OF SECURITY INTEREST

                                       IN

                                   COPYRIGHTS


United States Copyright Office

Ladies and Gentlemen:

         Please be advised that the undersigned Grantor hereby grants a continuing security interest in and continuing lien upon, the copyrights and copyright applications on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations, pursuant to and as more fully set forth in the Security Agreement dated as of July 31, 2003 (the "Security Agreement") by and among the Grantors party thereto (each an "Grantor" and collectively, the "Grantors") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") for the holders of the Secured Obligations referenced therein, which Security Agreement is hereby made a part hereof by reference as though set forth in its entirety. Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Security Agreement.

         The undersigned Grantor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the copyrights and copyright applications set forth on
Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

                                   Very truly yours,

                                   ----------------------------------
                                   [Grantor]

                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:



Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
   -----------------------------------------
Name:
Title:

                                SCHEDULE 5(d)(ii)

                           GRANT OF SECURITY INTEREST

                                       IN

                                     PATENTS


United States Patent and Trademark Office

Ladies and Gentlemen:

         Please be advised that the undersigned Grantor hereby grants a continuing security interest in and continuing lien upon, the patents and patent applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations, pursuant to and as more fully set forth in the Security Agreement dated as of July 31, 2003 (the "Security Agreement") by and among the Grantors party thereto (each an "Grantor" and collectively, the "Grantors") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") for the holders of the Secured Obligations referenced therein, which Security Agreement is hereby made a part hereof by reference as though set forth in its entirety. Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Security Agreement.

         The undersigned Grantor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the patents and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

                                         Very truly yours,

                                         ----------------------------------
                                         [Grantor]

                                         By:
                                            -------------------------------
                                         Name:
                                         Title:



Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
   -----------------------------------------
Name:
Title:

                               SCHEDULE 5(d)(iii)

                           GRANT OF SECURITY INTEREST

                                       IN

                                   TRADEMARKS


United States Patent and Trademark Office

Ladies and Gentlemen:

         Please be advised that the undersigned Grantor hereby grants a continuing security interest in and continuing lien upon, the trademarks and trademark applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations, pursuant to and as more fully set forth in the Security Agreement dated as of July 31, 2003 (the "Security Agreement") by and among the Grantors party thereto (each an "Grantor" and collectively, the "Grantors") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") for the holders of the Secured Obligations referenced therein, which Security Agreement is hereby made a part hereof by reference as though set forth in its entirety. Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Security Agreement.

         The undersigned Grantor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the trademarks and trademark applications set forth on
Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

                                         Very truly yours,

                                         ----------------------------------
                                         [Grantor]

                                         By:
                                            -------------------------------
                                         Name:
                                         Title:



Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
   -----------------------------------------
Name:
Title:

                                  SCHEDULE 5(e)

                       [FORM OF ACCOUNT CONTROL AGREEMENT]

         THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Agreement") is entered into as of ____________ ___, 20___, among Westlake Chemical Corporation (the "Company"), Bank of America, N.A. (the "Bank"), and Bank of America, N.A, in its capacity as administrative agent (in such capacity, the "Agent") for the Lenders under that certain Credit Agreement (the "Credit Agreement") dated as of July 31, 2003 among the Company, the Guarantors identified therein, the Lenders identified therein and Agent. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

         WHEREAS, a $120 million credit facility has been established in favor of the Company pursuant to the terms of the Credit Agreement.

         WHEREAS, this Agreement is required under the terms of the Credit Agreement and the Security Agreement.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  A. Bank has agreed to establish and maintain for Company deposit account number _______________ (the "Collateral Account").

                  B. Company has assigned to Agent a security interest in the Collateral Account.

                  C. Company, Agent and Bank are entering into this Agreement to evidence Agent's security interest in the Collateral Account and to provide for the disposition of amounts deposited in the Collateral Account.

Accordingly, Company, Agent and Bank agree as follows:

1. (a) This Agreement evidences Agent's control over the Collateral Account. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Collateral Account, Bank will comply with instructions originated by Agent as set forth herein directing the disposition of funds in the Collateral Account without further consent of the Company or any other Person.

         (b) Company represents and warrants to Agent and Bank that it has not assigned or granted a security interest in the Collateral Account, except to Agent.

         (c) Company will not permit the Collateral Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Agent's security interest referred to herein.

2. Bank shall prevent Company from making any withdrawals from the Collateral Account without the prior consent of the Agent. Company covenants to Agent it will not close the Collateral Account. Bank shall have no liability in the event Company breaches this covenant to Agent. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

3. Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Collateral Account, except as permitted by Section 4, until it has been advised in writing by Agent that all of

Company's obligations that are secured by the Collateral Account are paid in full. Agent shall notify Bank promptly in writing upon payment in full of Company's obligations.

4. Bank is permitted to charge the Collateral Account:

                  (a) for its fees and charges relating to the Collateral Account and other fees associated with this Agreement; and

                  (b) in the event any check deposited into the Collateral Account is returned unpaid for any reason or for any breach of warranty claim.

5. (a) If the balances in the Collateral Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Collateral Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.

                  (b) If the balances in the Collateral Account are not sufficient to compensate Bank for any returned check, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Agent agrees to pay Bank within five days after Bank's demand to Agent to pay any amount received by Agent with respect to such returned check. The failure to so pay Bank shall constitute a breach of this Agreement.

6. (a) Bank will not be liable to Company or Agent for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or intentional misconduct.

                  (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

                  (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Agent or
(ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

                  (d) Bank shall have no duty to inquire or determine whether Company's obligations to Agent are in default or whether Agent is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

                  (e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

                  (f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Collateral Account and shall not be in violation of this Agreement for so doing.

7. Company and Agent shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney's fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company's and Agent's obligations under this section shall survive termination of this Agreement.

8. Company and Agent shall jointly and severally pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

9. Termination and Assignment of this Agreement shall be as follows:

                  (a) Agent may terminate this Agreement by providing notice to Company and Bank that all of Company's obligations which are secured by the Collateral Account are paid in full. Agent may also terminate or it may assign this Agreement upon 30 days' prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days' prior written notice to Company and Agent. Company may not terminate this Agreement except with the written consent of Agent and upon prior written notice to Bank.

                  (b) Notwithstanding subsection 9(a), Bank may terminate this Agreement at any time by written notice to Company and Agent if either Company or Agent breaches any of the terms of this Agreement, or any other agreement with Bank. Furthermore, as such time as the Obligations under the Credit Agreement have been Fully Satisfied, any remaining balances in the Collateral Account shall be distributed to the Company.

10. (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

                  (b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 10(a) on and as of each day on which Company uses the services set forth in this Agreement.

11. (a) This Agreement may be amended only by a writing signed by Company, Agent and Bank; except that Bank's charges are subject to change by Bank upon 30 days' prior written notice to Company.

                  (b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

                  (c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

                  (d) This Agreement shall be interpreted in accordance with North Carolina law without reference to that state's principles of conflicts of law.

12. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

14. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Agent.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


Company: WESTLAKE CHEMICAL                     Address for notices:
CORPORATION

By:
     -------------------------------
Name:
Title:

Agent: Bank of America, N.A.                   Address for notices:

By:
     -------------------------------
Name:
Title:

Bank: Bank of America, N.A.                    Address for notices:

By:
     -------------------------------
Name:
Title:

                                  Exhibit 2.01

                        FORM OF NEW COMMITMENT AGREEMENT

         Reference is made to the Credit Agreement dated as of July 31, 2003 among Westlake Chemical Corporation, a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All of the defined terms in the Credit Agreement are incorporated herein by reference.

         1. Effective as of the Effective Date set forth below, the undersigned Lender hereby confirms its Additional Commitment, in an aggregate principal amount of up to the amount (and the Pro Rata Share) specified below to make Tranche B Term Loans in accordance with the provisions of Section 2.01 of the Credit Agreement. If the undersigned Lender is already a Lender under the Credit Agreement, such Lender acknowledges and agrees that such Additional Commitment is in addition to any existing Tranche B Term Loan Commitment of such Lender under the Credit Agreement. If the undersigned Lender is not already a Lender under the Credit Agreement, such Lender hereby (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this New Commitment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) acknowledges, agrees and confirms that, by its execution of this New Commitment Agreement, such Lender will, as of the Effective Date, be a party to the Credit Agreement and the Intercreditor Agreement and be bound by the provisions of the Credit Agreement and, to the extent of its Commitment, have the rights and obligations of a Lender under the Credit Agreement and of a Bank under the Intercreditor Agreement and (c) attaches all documentation required to be delivered pursuant to Section 11.15 of the Credit Agreement.

         2. This New Commitment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Amount of Additional Commitment                       $
                                                                ---------------

         Tranche B Term Loan Commitment (after giving
         effect to the Additional Commitment)                  $
                                                                ---------------

         Pro Rata Share (after giving effect to
         the Additional Commitment)                                            %
                                                                ---------------

         Effective Date of Additional Commitment                         , 20
                                                                ---------    --

The terms set forth above are hereby agreed to:

[LENDER]                                      Address for Notices:

                                              -----------------------------
By:                                           -----------------------------
   ----------------------------               -----------------------------
Title:                                        Ph:
                                                 --------------------------
                                              Fx:
                                                 --------------------------

CONSENTED TO:


BANK OF AMERICA, N.A.,
as Administrative Agent                     WESTLAKE CHEMICAL CORPORATION

By:                                         By:
   ------------------------------               -------------------------------
Title:                                      Title:

                                  Exhibit 2.02

                               FORM OF LOAN NOTICE

Date:
     ----------

To:      Bank of America, N.A., as Administrative Agent

Re: Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of July 31, 2003 among Westlake Chemical Corporation, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Loan in the form of [a Borrowing][a conversion][a continuation of Eurodollar Rate Loans]:

1. On ______________ (a Business Day).

2. In the amount of $[___________], comprised of [Base Rate Loans][Eurodollar Rate Loans with an Interest Period of [______] months.

With respect to the Borrowing of this Loan, the Borrower hereby represents and warrants that the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing.

                                       WESTLAKE CHEMICAL CORPORATION,
                                       a Delaware corporation

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                  Exhibit 7.13

                            FORM OF JOINDER AGREEMENT

                  THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 20__, is by and between _____________________, a
___________________ (the "Subsidiary"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of July 31, 2003, by and among Westlake Chemical Corporation, a Delaware corporation (the "Borrower"), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

                  The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

                  Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

                  1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

                  2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of a "Grantor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

                  (i) The Subsidiary's chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

                  (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on
         Schedule 2 attached hereto.

                  (iii) The Subsidiary's legal name and jurisdiction of incorporation is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

                  (iv) The patents, copyrights, and trademarks listed on
         Schedule 4 attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the Subsidiary.


                  3. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________,
Attention of ______________ (Facsimile No. ____________).

                  4. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

                  5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

                  6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                            [SUBSIDIARY]


                                            By:
                                            Name:
                                            Title:


                                            Acknowledged and accepted:

                                            BANK OF AMERICA, N.A.,
                                            as Administrative Agent

                                            By:
                                            Name:
                                            Title:

                                   Schedule 1
                          TO FORM OF JOINDER AGREEMENT

[Chief Executive Office, Tax Identification Number, Organization Identification
                Number and Chief Place of Business of Subsidiary]

                                   Schedule 2
                          TO FORM OF JOINDER AGREEMENT

                       [Types and Locations of Collateral]

                                   Schedule 3
                          TO FORM OF JOINDER AGREEMENT

                                  [Tradenames]

                                   Schedule 4
                          TO FORM OF JOINDER AGREEMENT

                      [Patents, Copyrights, and Trademarks]

                                 Exhibit 11.07

                        FORM OF ASSIGNMENT AND ASSUMPTION


         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between ____________________ (the "Assignor") and _______________________ (the
"Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

                  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:
                              ------------------------------

2.       Assignee:
                              ------------------------------

3.       Borrower:
                              ------------------------------

4.       Agent:               Bank of America, N.A., as the administrative agent
                              under the Credit Agreement

5.       Credit Agreement:    The $120,000,000 Credit Agreement dated as of July
                              31, 2003 among Westlake Chemical Corporation, a
                              Delaware corporation, the Guarantors party thereto, the Lenders parties thereto and Bank of America, N.A., as Agent.

6.        Assigned Interest:


                                    Aggregate Amount of            Amount of
                                   Commitment/Loans for        Commitment/Loans        Percentage Assigned of
      Facility Assigned                all Lenders                  Assigned              Commitment/Loans
      -----------------            --------------------        ----------------        ----------------------

     Tranche B Term Loan           $                           $                                           %

                                   $                           $                                           %

                                   $                           $                                           %

[7.      Trade Date:                      ]
                        -----------------

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                          ASSIGNOR
                                          [NAME OF ASSIGNOR]

                                          By:
                                             --------------------------------
                                             Title:

                                          ASSIGNEE
                                          [NAME OF ASSIGNEE]

                                          By:
                                             --------------------------------
                                             Title:

[Consented to and](1) Accepted:

BANK OF AMERICA, N.A. as
  Agent

By
   -----------------------------
   Title:



----------

(1) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1. Assignor. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, (v) if it is a not a United States person under Section 7701(a)(30) of the Code, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and
(vi) Assignee is an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act of 1933, as amended; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.